                                                                     EXHIBIT 2.1

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                            REORGANIZATION AGREEMENT



                                  by and among


                    ULTRA CAPITAL CORP., A NEVADA CORPORATION
                        JEFF W. HOLMES AND R. KIRK BLOSCH

                                       AND

                     THE TRACKER CORPORATION, A CORPORATION
                    ORGANIZED UNDER THE LAWS OF THE PROVINCE
                               OF ONTARIO, CANADA




                              ---------------------

                               AS OF MAY 26, 1994

                             ----------------------


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                               TABLE OF CONTENTS

Premises...............................................................................................  1

Agreement..............................................................................................  1

ARTICLE I..............................................................................................  1
         REPRESENTATIONS AND WARRANTIES OF TRACKER (CANADA)............................................  1
                  Section 1.01     Organization........................................................  1
                  Section 1.02     Capitalization......................................................  2
                  Section 1.03     Subsidiaries........................................................  2
                  Section 1.04     Financial Statements................................................  2
                  Section 1.05     Information.........................................................  3
                  Section 1.06     Options or Warrants.................................................  3
                  Section 1.07     Absence of Certain Changes or Events................................  3
                  Section 1.08     Title and Related Matters...........................................  4
                  Section 1.09     Litigation and Proceedings..........................................  5
                  Section 1.10     Contracts...........................................................  5
                  Section 1.11     Material Contract Defaults..........................................  5
                  Section 1.12     No Conflict With Other Instruments..................................  6
                  Section 1.13     Governmental Authorizations.........................................  6
                  Section 1.14     Compliance With Laws and Regulations................................  6
                  Section 1.15     Insurance...........................................................  6
                  Section 1.16     Approval of Agreement...............................................  6
                  Section 1.17     Material Transactions or Affiliations...............................  7
                  Section 1.18     Labor Relations.....................................................  7
                  Section 1.19     Tracker (Canada) Shareholder List...................................  7
                  Section 1.20     Tracker (Canada) Schedules..........................................  7

ARTICLE II.............................................................................................  8
         REPRESENTATIONS AND WARRANTIES
           OF ULTRA CAPITAL AND THE ULTRA CAPITAL SHAREHOLDERS.........................................  8
                  Section 2.01     Organization........................................................  9
                  Section 2.02     Capitalization......................................................  9
                  Section 2.03     Subsidiaries........................................................ 10
                  Section 2.04     Financial Statements................................................ 10
                  Section 2.05     Information......................................................... 10
                  Section 2.06     Options or Warrants................................................. 11
                  Section 2.07     Absence of Certain Changes or Events................................ 11
                  Section 2.08     Title and Related Matters........................................... 12
                  Section 2.09     Litigation and Proceedings.......................................... 12
                  Section 2.10     Contracts........................................................... 12
                  Section 2.11     No Conflict With Other Instruments.................................. 13
                  Section 2.12     Governmental Authorizations......................................... 13
                  Section 2.13     Compliance With Laws and Regulations................................ 13
                  Section 2.14     Insurance........................................................... 13

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
                  Section 2.15     Approval of Agreement............................................... 13
                  Section 2.16     Continuity of Business Enterprise................................... 13
                  Section 2.17     Material Transactions or Affiliations............................... 14
                  Section 2.18     Labor Relations..................................................... 14
                  Section 2.19     Ultra Capital Schedules............................................. 14

ARTICLE III............................................................................................ 15
         PLAN OF ARRANGEMENT........................................................................... 15
                  Section 3.01     Restructuring....................................................... 15
                  Section 3.02     Exchange Agency and Voting Trust Agreement and Guarante............. 17
                  Section 3.03     The Share Exchange Offer............................................ 18
                  Section 3.04     Application for Judicial Approval of Arrangement Documens and
                                   Exemption from Registration under Section 3(a)(10) of the 1933 Act.. 20
                  Section 3.05     Form of Transaction................................................. 20
                  Section 3.06     Closing............................................................. 20
                  Section 3.07     Closing Events...................................................... 21
                  Section 3.08     Termination......................................................... 21

ARTICLE IV............................................................................................. 23
         SPECIAL COVENANTS............................................................................. 23
                  Section 4.01     Shareholder Action of Ultra Capital................................. 23
                  Section 4.02     Additional Financing................................................ 23
                  Section 4.03     Report on Form 8-K.................................................. 23
                  Section 4.04     Access to Properties and Records.................................... 24
                  Section 4.05     Availability of Rule 144............................................ 24
                  Section 4.06     Third Party Consents................................................ 24
                  Section 4.07     Actions Prior to Closing............................................ 24
                  Section 4.08     Waiver of Registration Rights....................................... 25
                  Section 4.09     Ultra Capital Shareholders Covenant................................. 25

ARTICLE V.............................................................................................. 26
         CONDITIONS PRECEDENT TO OBLIGATIONS OF ULTRA CAPITAL.......................................... 26
                  Section 5.01     Accuracy of Representations......................................... 26
                  Section 5.02     Shareholder Approval................................................ 26
                  Section 5.03     Judicial Approval................................................... 26
                  Section 5.04     Shareholder Approval................................................ 27
                  Section 5.05     Officer's Certificate............................................... 27
                  Section 5.06     No Material Adverse Change.......................................... 27
                  Section 5.07     Good Standing....................................................... 27
                  Section 5.08     Opinion of Counsel to Tracker (Canada).............................. 27
                  Section 5.09     Opinion of General Counsel of Tracker (Canada)...................... 28
                  Section 5.10     Financial Condition of Tracker (Canada); Manual Listing............. 28
                  Section 5.11     Acknowledgement of Agreement by Trustee of Exchange Trust............29

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
                  Section 5.12     Board Approval...................................................... 29
                  Section 5.13     Termination under Section 3.08...................................... 29
                  Section 5.14     Other Items......................................................... 29

ARTICLE VI............................................................................................. 29
         CONDITIONS PRECEDENT TO OBLIGATIONS OF TRACKER
            (CANADA)................................................................................... 29
                  Section 6.01     Accuracy of Representations......................................... 29
                  Section 6.02     Shareholder Approval................................................ 29
                  Section 6.03     Repayment of Loans to Ultra Capital Shareholders.................... 30
                  Section 6.04     Officer's Certificate............................................... 30
                  Section 6.05     No Material Adverse Change.......................................... 30
                  Section 6.06     Good Standing....................................................... 30
                  Section 6.07     Opinion of Counsel to Ultra Capital................................. 30
                  Section 6.08     Liabilities......................................................... 31
                  Section 6.09     Acknowledgement of Agreement by Trustee of Exchange Trust........... 32
                  Section 6.10     Judicial Approval................................................... 32
                  Section 6.11     Board Approval...................................................... 32
                  Section 6.12     Termination under Section 3.08...................................... 32
                  Section 6.13     Filings............................................................. 32
                  Section 6.14     Filing of Proxy Statement with SEC.................................. 32
                  Section 6.15     Other Items......................................................... 32

ARTICLE VII............................................................................................ 32
         MISCELLANEOUS................................................................................. 32
                  Section 7.01     Brokers............................................................. 32
                  Section 7.02     Governing Law....................................................... 32
                  Section 7.03     Notices............................................................. 33
                  Section 7.04     Attorneys' Fees..................................................... 33
                  Section 7.05     Confidentiality..................................................... 34
                  Section 7.06     Third Party Beneficiaries........................................... 34
                  Section 7.07     Entire Agreement.................................................... 34
                  Section 7.08     Survival; Indemnification........................................... 34
                  Section 7.09     Counterparts........................................................ 36
                  Section 7.10     Amendment or Waiver................................................. 36
                  Section 7.11     Costs............................................................... 36
                  Section 7.12     Exhibits and Schedules.............................................. 36
                  Section 7.13     Headings............................................................ 37
                  Section 7.14     Prevailing Document................................................. 37
Exhibit A         Shareholders of Record of Tracker (Canada)
Exhibit B         Articles of Amendment of Tracker (Canada)
Exhibit C         Articles of Arrangement of Tracker (Canada)
Exhibit D         Exchange Agency and Voting Trust Agreement
Exhibit E         Guarantee

                            REORGANIZATION AGREEMENT

         THIS REORGANIZATION AGREEMENT (the "Agreement"), is entered into as of the 26th day of May, 1994, by and among Ultra Capital Corp., a Nevada corporation (hereinafter referred to as "Ultra Capital"); Jeff W. Holmes and R. Kirk Blosch (hereinafter referred to as the "Ultra Capital Shareholders"); and The Tracker Corporation, a corporation organized under the laws of the Province of Ontario, Canada (hereinafter referred to as "Tracker (Canada)"), based on the following:

                                    PREMISES

         Tracker (Canada) has determined that it is in its best interest to be acquired by a corporation domiciled in the United States to improve its access to the United States' capital markets, and thereby, significantly increase Tracker (Canada)'s ability to obtain funding to meet the financing requirements to expand its business operations into international markets.

         This Agreement provides for the reorganization of Tracker (Canada) and Ultra Capital, all on the terms and conditions hereinafter provided.

                                    AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived from this Agreement, it is hereby agreed as follows:

                                    ARTICLE I

               REPRESENTATIONS AND WARRANTIES OF TRACKER (CANADA)

         As an inducement to and to obtain the reliance of Ultra Capital and the Ultra Capital Shareholders, except as set forth in this Agreement, on any Tracker (Canada) Schedules (as hereinafter defined) or on the Tracker Financial Statements (as hereinafter defined), Tracker (Canada) represents and warrants as follows:

         Section 1.01 Organization. Tracker (Canada) is a corporation duly organized, validly existing, and in good standing under the laws of Ontario and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the countries, provinces and states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification and where failure to qualify would have a materially adverse effect on Tracker (Canada). Included in the Tracker (Canada) Schedules are complete and correct copies of the articles of incorporation and bylaws (or comparable charter documents) of Tracker (Canada) as in effect on the date hereof. The execution and delivery of this Agreement do not violate any provision of Tracker (Canada)'s articles of incorporation or its bylaws. The consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Tracker (Canada)'s articles of incorporation, as amended pursuant to Article III herein, or bylaws. Tracker (Canada) has taken all corporate action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. Tracker (Canada) has full corporate power, authority, and legal right and has taken all corporate action required by law, its articles of incorporation, as amended pursuant to Article III herein, bylaws, and otherwise to consummate the transactions herein contemplated.

         This Agreement has been duly executed and delivered by Tracker (Canada) and constitutes, and any other agreements relating to this Agreement, when executed and delivered by Tracker (Canada), will be duly executed and delivered and will constitute, the legal, valid and binding obligations of Tracker (Canada), enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity.

         Section 1.02 Capitalization. As of the date hereof, the authorized capitalization of Tracker (Canada) consists of an unlimited number of common shares (the "Tracker (Canada) Common Shares"), no par value, of which 42,341,596 shares were issued and outstanding and 4,283,504 shares were unissued but reserved as of May 26, 1994. All issued and outstanding shares are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other rights of any person.

         Section 1.03 Subsidiaries. Tracker (Canada) does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation or any partnership interest or similar interest in any other entity.

         Section 1.04 Financial Statements.

                  (a) Included in the Tracker (Canada) Schedules is the audited balance sheet of Tracker (Canada) at March 31, 1994 (the "Tracker Balance Sheet"), and the related audited statements of operations, stockholders' equity, and cash flows for the period from inception on May 6, 1993, through March 31, 1994, together with the notes thereto and the opinion of Price Waterhouse, Chartered Accountants, with respect to such financial statements (collectively, the "Tracker Financial Statements").

                  (b) The Tracker Financial Statements are true and correct as of the dates shown and have been prepared in accordance with United States and Canadian generally accepted accounting principles. The Tracker Balance Sheet presents fairly as of its effective date the financial condition of Tracker (Canada). As of the date of such Balance Sheet, Tracker (Canada) did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with United States and Canadian generally accepted accounting principles, except as and to the extent reflected or reserved against therein. All assets and liabilities reflected therein are properly reported and present fairly the financial position of Tracker (Canada) in accordance with United States and Canadian generally accepted accounting principles.

                  (c) Tracker (Canada) has no liabilities with respect to the payment of any federal or provincial taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

                  (d) Tracker (Canada) has filed all federal and provincial income tax returns required to be filed by it from inception to the date hereof.

                  (e) The books and records, financial and others, of Tracker (Canada) are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) Tracker (Canada) has no material contingent liabilities, direct or indirect, matured or unmatured.

         Section 1.05 Information. The information concerning Tracker (Canada) set forth in this Agreement and in the Tracker (Canada) Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 1.06 Options or Warrants. There are no existing options, warrants, calls, reservations or commitments of any character relating to the authorized and unissued Tracker (Canada) common stock, except options, warrants, calls, or commitments, if any, to which Tracker (Canada) is not a party and by which it is not bound.

         Section 1.07 Absence of Certain Changes or Events. Since March 31,1994:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Tracker (Canada) or (ii) any damage, destruction, or loss to Tracker (Canada) (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Tracker (Canada);

                  (b) Tracker (Canada) has not (i) except for any amendments pursuant to Article III herein, amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Tracker (Canada); (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions outside the ordinary course of Tracker (Canada)'s business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) Tracker (Canada) has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Tracker Balance Sheet, and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Tracker (Canada); or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of Tracker (Canada), Tracker (Canada) is not in violation of any law or regulation the violation of which would materially and adversely affect the business, operations, properties, assets, or condition of Tracker (Canada).

         Section 1.08 Title and Related Matters. Tracker (Canada) has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the Tracker Financial Statements or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent and (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. Tracker (Canada) owns or has the right to use all procedures, techniques, business plans, methods of management, or other information utilized in connection with Tracker (Canada)'s business, the loss of which would result in a materially adverse effect on its business or financial condition. To the best knowledge of Tracker (Canada), its products do not infringe on the patent, copyrights, trade secrets, or other proprietary right of any third person.

         Section 1.09 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Tracker (Canada), threatened by or against Tracker (Canada), or affecting Tracker (Canada) or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, nor is it aware of any basis for such actions, suits or proceedings. Tracker (Canada) does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         Section 1.10 Contracts.

                  (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Tracker (Canada) is a party or by which it or any of its properties are bound, which are material to the operations of Tracker (Canada) taken as a whole;

                  (b) Tracker (Canada) is not a party to or bound by, and the properties of Tracker (Canada) are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Tracker (Canada) can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Tracker (Canada); and

                  (c) Tracker (Canada) is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Tracker (Canada) is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed $10,000; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Tracker (Canada); or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

         Section 1.11 Material Contract Defaults. Tracker (Canada) is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Tracker (Canada), and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Tracker (Canada) has not taken adequate steps to prevent such a default from occurring.

         Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Tracker (Canada) is a party or to which any of its properties or operations are subject. No provision of the articles of incorporation or other instruments or agreements to which Tracker (Canada) is a party or by which it is bound or to which it or its properties or assets are subject requires the consent or authorization of any other person or entity as a condition precedent to the consummation of the transactions contemplated by this Agreement.

         Section 1.13 Governmental Authorizations. Tracker (Canada) holds all licenses, franchises, permits, and other governmental authorizations which are legally required to enable Tracker (Canada) to conduct its business in all material respects as conducted on the date hereof. Except for its articles of incorporation, as amended (or comparable charter documents), there are no licenses, permits, or other governmental authorizations, requests, or applications therefor pursuant to which Tracker (Canada) carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Tracker (Canada)). Except for the approval of the Ontario Court of Justice (General Division) (the "Ontario Court") of the Articles of Arrangement (substantially in the form of Exhibit C attached hereto), Plan of Arrangement (substantially in the form of Appendix I of Exhibit C attached hereto), this Agreement and all transactions contemplated thereunder (collectively referred to herein as the "Arrangement Documents") and compliance with Canadian provincial and U.S. federal and state securities and corporation laws, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any Canadian or foreign court or other governmental body is required in connection with the execution and delivery by Tracker (Canada) of this Agreement and the consummation by Tracker (Canada) of the transactions contemplated hereby.

         Section 1.14 Compliance With Laws and Regulations. Tracker (Canada) has complied with all applicable Canadian and foreign statutes and regulations of any federal, provincial, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Tracker (Canada) or except to the extent that noncompliance would not result in any material liability for Tracker (Canada).

         Section 1.15 Insurance. All of the insurable properties of Tracker (Canada) are insured for Tracker (Canada)'s benefit in the amount of not less than 80% of their replacement value against all risks customarily insured against by persons owning or operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date, as hereinafter defined.

         Section 1.16 Approval of Agreement. The board of directors of Tracker (Canada) has authorized the execution and delivery of the Arrangement Documents by Tracker (Canada), has approved the transactions contemplated hereby, and has approved the submission of the

Arrangement Documents to the shareholders of Tracker (Canada) for their approval with the recommendation that the Arrangement Documents be accepted.

         Section 1.17 Material Transactions or Affiliations. Set forth in the Tracker (Canada) Schedules is a copy or description of every material contract, agreement, or arrangement between Tracker (Canada) and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Tracker (Canada) to own beneficially, 10% or more of the issued and outstanding common stock of Tracker (Canada) and which is to be performed in whole or in part after the date hereof. Except as otherwise disclosed herein, no officer, director, or 10% shareholder of Tracker (Canada) has, or has had since inception of Tracker (Canada), any interest, direct or indirect, in any material transaction with Tracker (Canada). There are no commitments by Tracker (Canada), whether written or oral, to lend any funds to, borrow any funds from, or enter into any other material transaction with, any such affiliated person.

         Section 1.18 Labor Relations. Tracker (Canada) has never had a work stoppage resulting from labor problems. To the best knowledge of Tracker (Canada), no union or other collective bargaining organization is organizing or attempting to organize any employee of Tracker (Canada).

         Section 1.19 Tracker (Canada) Shareholder List. Attached hereto is a list of the shareholders of record of Tracker (Canada) as of the date hereof.

         Section 1.20 Tracker (Canada) Schedules. Tracker (Canada) has delivered to Ultra Capital the following schedules, which are collectively referred to as the "Tracker (Canada) Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the executive vice president of Tracker (Canada) as complete, true, and correct:

                  (a) a schedule containing complete and correct copies of the articles of incorporation and bylaws (or comparable charter documents) of Tracker (Canada) and any amendments thereto in effect as of the date of this Agreement;

                  (b) a schedule including the Tracker Financial Statements identified in Section 1.04(a);

                  (c) a schedule listing all existing Options, Warrants, Calls, or Commitments of any character relating to the authorized and unissued Tracker (Canada) Common Shares, except Options, Warrants, Calls, or Commitments, if any, to which Tracker (Canada) is not a party and by which it is not bound;

                  (d) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Tracker (Canada) since the most recent Tracker (Canada) balance sheet provided to Ultra Capital;

                  (e) a schedule containing a description of all real property owned by Tracker (Canada), together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (f) a schedule containing true and correct copies of all material contracts, agreements, or other instruments to which Tracker (Canada) is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in Section 1.10;

                  (g) a schedule containing copies of the insurance policies referred to in Section 1.15;

                  (h) a schedule describing any material transactions with affiliates pursuant to Section 1.17 of this Agreement;

                  (i) a list of all executive employees of Tracker (Canada), setting forth the current compensation of each and indicating whether such employees are employed pursuant to written agreements; and

                  (j) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Tracker (Canada) Schedules by Sections 1.01 through 1.19.

         The Tracker (Canada) Schedules attached hereto form a part of this Agreement. The capitalized terms used in the Tracker (Canada) Schedules shall have the meanings ascribed to them in this Agreement, unless otherwise defined in such schedule or unless the context otherwise requires. Each reference in the Tracker (Canada) Schedules to a Section of this Agreement is for convenience only, and does not imply that the disclosure is relevant only to that Section and each matter referred to in the Tracker (Canada) Schedules shall be deemed to have been disclosed for all relevant purposes in all other Tracker (Canada) Schedules attached to this Agreement.

         Tracker (Canada) shall cause the Tracker (Canada) Schedules and the instruments and data delivered to Ultra Capital hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
               OF ULTRA CAPITAL AND THE ULTRA CAPITAL SHAREHOLDERS

         As an inducement to, and to obtain the reliance of, Tracker (Canada), except as set forth in this Agreement, on any Ultra Capital Schedules (as hereinafter defined) or on the Ultra Financial Statements (as hereinafter defined), Ultra Capital and the Ultra Capital Shareholders, jointly and severally represent and warrant as follows:

         Section 2.01 Organization. Ultra Capital is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Ultra Capital Schedules are complete and correct copies of the certificate of incorporation and bylaws of Ultra Capital as in effect on the date hereof. The execution and delivery of this Agreement do not violate any provision of Ultra Capital's certificate of incorporation or its bylaws. The consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Ultra Capital's certificate of incorporation, either as filed in Delaware or as amended and restated in Nevada, as the case may be, pursuant to
Article III herein, or bylaws. Ultra Capital has taken all corporate action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, except for obtaining the approval of its shareholders. Except for such approval, Ultra Capital has full corporate power, authority, and legal right and has taken all corporate action required by law, its certificate of incorporation, either as filed in Delaware or as amended and restated in Nevada, as the case may be, pursuant to Article III herein, bylaws, or otherwise to consummate the transactions herein contemplated.

         To the best knowledge of the Ultra Capital Shareholders, during the period from March 31, 1992 to the present date, Ultra Capital has complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the "1933 Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and with the rules and regulations promulgated under such acts. With respect to the period prior to March 31, 1992, the Ultra Capital Shareholders have not received notice or demand of any act or action taken or omitted to be taken by Ultra Capital which resulted or is alleged to have resulted in a material violation of the provisions of such securities acts and regulations, and the Ultra Capital Shareholders are not aware of any basis for any such notice or demand.

         This Agreement has been duly executed and delivered by Ultra Capital and the Ultra Capital Shareholders and constitutes, and any other agreements relating to this Agreement, when executed and delivered by Ultra Capital and the Ultra Capital Shareholders, will be duly executed and delivered and will constitute, the legal, valid and binding obligations of Ultra Capital and Ultra Capital Shareholders, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity.

         Section 2.02 Capitalization. Ultra Capital's authorized capitalization consists of 20,000,000 shares of common stock, par value $0.001, (the "Ultra Capital Common Stock") 560,045 of which are issued and outstanding, and 500,000 shares of preferred stock, par value $0.001, none of which are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other rights of any person. Following the recapitalization pursuant to which the issued and outstanding shares of the Ultra Capital Common Stock will be forward split on a 1.32147-for-1 basis, Ultra Capital will have a total of approximately 740,081 shares of Ultra Capital Common Stock outstanding.

         Section 2.03 Subsidiaries. Ultra Capital does not have any subsidiaries and does not own, beneficially or of record, shares of any other corporation or any partnership or other similar interest in any other entity.

         Section 2.04 Financial Statements.

                  (a) Included in the Ultra Capital Schedules are the audited balance sheets of Ultra Capital as of December 31, 1993 and 1992 (the "Ultra Balance Sheets"), and the related audited statements of stockholders' equity, income and retained earnings, and cash flows for the years ended December 31, 1993, 1992, and 1991, together with the notes to such statements and the opinion of Jones, Jensen, Orton & Company, certified public accountants, with respect to such financial statements (collectively, the "Ultra Financial Statements").

                  (b) The Ultra Financial Statements are true and correct as of the dates shown and have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved. The Ultra Balance Sheets present fairly as of their respective dates the financial condition of Ultra Capital. As of the dates of such Balance Sheets, Ultra Capital did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with United States generally accepted accounting principles, except as and to the extent reflected or reserved against therein. All assets and liabilities reflected therein are properly reported and present fairly the financial position of Ultra Capital, in accordance with United States generally accepted accounting principles.

                  (c) Ultra Capital has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

                  (d) Ultra Capital has filed all state, federal, and local income tax returns required to be filed by it from inception through the date hereof.

                  (e) The books and records, financial and others, of Ultra Capital are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) Ultra Capital has no material contingent liabilities, direct or indirect, matured or unmatured.

         Section 2.05 Information. The information concerning Ultra Capital set forth in this Agreement and the Ultra Capital Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to authorized and unissued Ultra Capital Common Stock: except for 130,000 shares reserved for issuance under the 1992 Stock Option and Stock Award Plan, and options, warrants, calls, or commitments, if any, to which Ultra Capital is not a party and by which it is not bound. No options, warrants or shares have been granted or awarded under the 1992 Stock Option and Stock Award Plan.

         Section 2.07 Absence of Certain Changes or Events. Since December 31, 1993:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Ultra Capital; or (ii) any damage, destruction, or loss to Ultra Capital (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Ultra Capital;

                  (b) Ultra Capital has not (i) except for either the certificate of incorporation in Delaware or the amended and restated certificate of incorporation for Nevada, as contemplated by Article III herein, amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Ultra Capital; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

                  (c) Ultra Capital has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business which have been disclosed in writing to Tracker (Canada); (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Ultra Balance Sheet, and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or cancelled, or agreed to cancel, any debts or claims

         (except debts or claims which in the aggregate are a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Ultra Capital; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of Ultra Capital or the Ultra Capital Shareholders, Ultra Capital is not in violation of any law or regulation the violation of which would materially and adversely affect the business, operations, properties, assets, or condition of Ultra Capital.

         Section 2.08 Title and Related Matters. Ultra Capital owns no real property. Ultra Capital has good title to all of the assets which are reflected in the most recent Ultra Balance Sheet or acquired after that date (except assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except statutory liens or claims not yet delinquent.

         Section 2.09 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of Ultra Capital and the Ultra Capital Shareholders, threatened by or against or affecting Ultra Capital, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, nor are they aware of any basis for such actions, suits or proceedings. Ultra Capital does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality and the Ultra Capital Shareholders are not aware of any such default.

         Section 2.10 Contracts.

                  (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Ultra Capital is a party or by which it or any of its properties are bound;

                  (b) Ultra Capital is not a party to or bound by any contract, agreement, commitment, or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Ultra Capital or the Ultra Capital Shareholders can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Ultra Capital; and

                  (c) Ultra Capital is not a party to or bound by any material oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation;
         (v) consulting or other similar
         contract providing for payments in excess of $1,000 in the aggregate;
         (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Ultra Capital; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

         Section 2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Ultra Capital is a party or to which any of its assets or operations are subject. No provision of the certificate of incorporation or other instruments or agreements to which Ultra Capital or the Ultra Capital Shareholders are a party or by which any of them is bound or to which any of them or their respective properties or assets are subject requires the consent or authorization of any other person or entity as a condition precedent to the consummation of the transactions contemplated by this Agreement.

         Section 2.12 Governmental Authorizations. Ultra Capital has all licenses, franchises, permits, and other government authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with U.S. federal and state securities or corporation laws, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any U.S. or foreign court or other governmental body is required in connection with the execution and delivery by Ultra Capital of this Agreement and the consummation by Ultra Capital of the transactions contemplated hereby.

         Section 2.13 Compliance With Laws and Regulations. Ultra Capital has complied with all applicable U.S. and foreign statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Ultra Capital or except to the extent that noncompliance would not result in any material liability to Ultra Capital.

         Section 2.14 Insurance. Ultra Capital owns no insurable properties and carries no casualty or liability insurance.

         Section 2.15 Approval of Agreement. The board of directors of Ultra Capital has authorized and approved the execution and delivery of this Agreement by Ultra Capital and consummation of the transactions contemplated hereby and will promptly submit this Agreement and the transactions contemplated hereby for consideration by its shareholders with the recommendation that such proposals be approved.

         Section 2.16 Continuity of Business Enterprise. Ultra Capital has no commitment or present intention to liquidate Tracker (Canada) or sell or otherwise dispose of a material portion of Tracker (Canada)'s business or assets following the consummation of the transactions contemplated herein.

         Section 2.17 Material Transactions or Affiliations. There exists no material contract, agreement, or arrangement between Ultra Capital and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by Ultra Capital to own beneficially, 10% or more of the issued and outstanding common stock of Ultra Capital and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. No officer, director, or 10% shareholder of Ultra Capital has, or has had during the last preceding full fiscal year, any known interest in any material transaction with Ultra Capital which was material to the business of Ultra Capital. Ultra Capital has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

         Section 2.18 Labor Relations. Ultra Capital has never had a work stoppage resulting from labor problems. Ultra Capital has no employees other than its officers and directors.

         Section 2.19 Ultra Capital Schedules. Ultra Capital has delivered to Tracker (Canada) the following schedules, which are collectively referred to as the "Ultra Capital Schedules," which are dated as of the date of this Agreement, all certified by an officer of Ultra Capital to be complete, true, and accurate:

                  (a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of Ultra Capital and any amendments thereto as in effect as of the date of this Agreement;

                  (b) the Ultra Financial Statements identified in Section 2.04(a);

                  (c) copies of the quarterly reports of Ultra Capital on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1993 and March 31, 1994, a copy of Ultra Capital's annual report on Form 10-K for the year ended December 31, 1993, and copies of all current reports of Ultra Capital on Form 8-K since its inception;

                  (d) a schedule containing true and correct copies of all material contracts, agreements, or other instruments to which Ultra Capital is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.10 (whether or not material);

                  (e) a schedule describing any material transactions with affiliates pursuant to Section 2.17 of this Agreement;

                  (f) a list of all executive employees of Ultra Capital, setting forth a job description and the current compensation of each and indicating whether such employees are employed pursuant to written agreements;

                  (g) copies of all federal, state and local income tax returns filed by Ultra Capital in the possession of Ultra Capital or the Ultra Capital Shareholders; and

                  (h) a schedule setting forth any other information required to be disclosed in the Ultra Capital Schedules by Sections 2.01 through 2.19.

         The Ultra Capital Schedules attached hereto form a part of this Agreement. The capitalized terms used in the Ultra Capital Schedules shall have the meanings ascribed to them in this Agreement, unless otherwise defined in such schedule or unless the context otherwise requires. Each reference in the Ultra Capital Schedules to a Section of this Agreement is for convenience only, and does not imply that the disclosure is relevant only to that Section and each matter referred to in the Ultra Capital Schedules shall be deemed to have been disclosed for all relevant purposes in all other Ultra Capital Schedules attached to this Agreement.

         Ultra Capital shall cause the Ultra Capital Schedules and the instruments to be delivered to Tracker (Canada) hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE III

                               PLAN OF ARRANGEMENT

         Section 3.01 Restructuring. Tracker (Canada) or Ultra Capital, as the case may be, shall, at or prior to the Closing Date, cause the following transactions and events to take place in the following order: (i) Section 3.04(a); (ii) Subsections (a) through (f) of Section 3.01, in that order; (iii)
Section 3.04(b); (iv) Section 3.02; and (iv) Section 3.03, and Tracker (Canada) or Ultra Capital, as the case may be, shall do all such things and execute and deliver all such documents as are necessary, or in the opinion of their respective boards of directors desirable, to give effect thereto.

                  (a) Shareholder Action of Tracker (Canada). Tracker (Canada) shall cause a meeting of the Tracker (Canada) shareholders to be called and held for the purpose of authorizing and approving, by way of special resolution, the Arrangement Documents, all in accordance with the applicable provisions of the laws of Ontario. Tracker (Canada) shall also submit to its shareholders at such meeting proposals to authorize and approve, by way of special resolution, articles of amendment pursuant to which:

                           (i) an unlimited number of Class "A" Common Shares
                  (the "Tracker (Canada) Class A Common Shares") are authorized, which Class A Common Shares shall have the rights, privileges, restrictions and conditions set forth in Exhibit B attached hereto; and

                           (ii) cause all of the outstanding shares of the
                  Tracker (Canada) Common Shares to be consolidated on a seven to one basis as set forth in Exhibit B attached hereto.

                  As provided under the terms of the outstanding warrants to purchase shares of Tracker (Canada) Common Shares, the warrant holders shall become entitled to purchase the number of Exchangeable Shares, rather than shares of Tracker (Canada) Common Shares, as adjusted for the recapitalization in this subsection.

                  (b) Shareholder Action of Ultra Capital. Ultra Capital shall, at a special meeting of its shareholders, present for the authorization and approval of such shareholders, the Arrangement Documents. Ultra Capital shall also submit to its shareholders at such meeting proposals to:

                           (i) authorize and approve a recapitalization pursuant
                  to which the issued and outstanding shares of Ultra Capital Common Stock shall be forward split on a 1.32147-for-1 basis, so that the number of such shares is increased to approximately 740,081;

                           (ii) as requested by Tracker (Canada), authorize and
                  approve a merger resulting in the reincorporation of Ultra Capital in Delaware; provided, however, that Tracker (Canada) shall have the option to withdraw such request, thereby electing to leave Ultra Capital as a corporation incorporated under the laws of Nevada (rather than reincorporating in Delaware); in the event that Ultra Capital reincorporates in Delaware, Ultra Capital shall use its best efforts to obtain the consent of the Tracker Fund, L.P. to the use of the name "The Tracker Corporation" in Delaware;

                           (iii) authorize and approve either a certificate of
                  incorporation and bylaws for Ultra Capital as it is reincorporated in Delaware or, authorize and approve an amended and restated certificate of incorporation and amended and restated bylaws for Ultra Capital in Nevada, as the case may be, which, in either case shall:

                                    (A) create a new Class "B" Voting Common
                           Stock (the "Ultra Voting Stock") having no par value; no right to cash dividends; and liquidation rights of $0.0001 per share, junior to the rights of the holders of the Ultra Capital Common Stock; and shall be redeemable and entitled to one vote per share voting together as a single class with the holders of the issued and outstanding shares of Ultra Capital Common Stock;

                                    (B) change the name of Ultra Capital to a
                           name selected by Tracker (Canada);

                                    (C) adopt a fair price provision
                           satisfactory to Tracker (Canada);

                                    (D) adopt for the bylaws a provision
                           satisfactory to Tracker (Canada) which requires that shareholders give advance notice to the corporation of any shareholder proposal to be made at upcoming shareholder meetings; and

                                    (E) include such other provisions in the
                           certificate of incorporation and bylaws as may be requested by Tracker (Canada); and

                           (iv) authorize and approve the proposals as are set
                  forth in Section 4.01 herein.

                  (c) If Ultra Capital is to be reincorporated in Delaware, Ultra Capital shall file a certificate of incorporation in Delaware and articles of merger both in Delaware and Nevada, or alternatively, if Ultra Capital shall maintain Nevada as its state of incorporation, file an amended and restated certificate of incorporation in Nevada, to effect the foregoing provisions.

                  (d) Tracker (Canada) shall file Articles of Amendment, substantially in the form of Exhibit B attached hereto.

                  (e) Ultra Capital shall acquire 100 shares of the Tracker (Canada) Class A Common Stock for $1.00 per share and Tracker (Canada) shall issue a share certificate representing such shares in the name of Ultra Capital.

                  (f) Tracker (Canada) shall file Articles of Arrangement, substantially in the form of Exhibit C attached hereto, for a change, redesignation and division of the Tracker (Canada) Common Shares into a new class of shares designated as Exchangeable Preference Shares (the "Exchangeable Shares"), having the rights, privileges, restrictions and conditions set forth therein.

         Section 3.02 Exchange Agency and Voting Trust Agreement and Guarantee.

                  (a) Exchange Agency and Voting Trust Agreement. Ultra Capital shall and shall request Montreal Trust Company or such other institution as Tracker (Canada) shall designate, as Trustee for the benefit of the holders of the Exchangeable Shares, to execute and deliver the Exchange Agency and Voting Trust Agreement (the "Exchange Trust") substantially in the form of Exhibit D attached hereto and Ultra Capital hereby agrees that it will issue the number of shares of the Ultra Voting Stock equal to the number of Exchangeable Shares in the name of the Trustee, to be held for the benefit of the holders of the Exchangeable Shares in proportion to their relative ownership of the aggregate number of issued and outstanding Exchangeable Shares calculated from time to time and to be administered in accordance with the terms of the Exchange Trust.

                  (b) The Guarantee. Ultra Capital and Tracker (Canada) hereby agree to execute and deliver a Guarantee Agreement substantially in the form of Exhibit E attached hereto (the "Guarantee"), pursuant to which Ultra Capital shall agree that (i) in the event Tracker (Canada) does not have adequate funds with which to pay any dividends on the Exchangeable Shares which are required to be paid pursuant to Tracker (Canada)'s Articles of Arrangement, Ultra Capital shall make a contribution to Tracker (Canada)'s capital surplus to fund the payment of the dividend by Tracker (Canada) to the holders of the Exchangeable Shares, and (ii) in the event of a liquidation of Tracker

         (Canada), Ultra Capital shall guarantee a liquidation value of the Exchangeable Shares, to be calculated in accordance with Tracker (Canada)'s Articles of Arrangement and the terms and conditions of the Guarantee.

         Section 3.03 The Share Exchange Offer.

                  (a) Reservation of Unissued Shares of Ultra Capital Common Stock. Prior to or on the Closing Date, Ultra Capital shall irrevocably reserve and set aside for issuance in accordance with the terms and conditions of the Exchange Trust the full number of shares of Ultra Capital Common Stock deliverable upon the exchange of all shares of the Exchangeable Shares then outstanding (including, as shares outstanding for this purpose, the aggregate number of Exchangeable Shares which would be issuable upon conversion of all warrants to purchase Tracker (Canada) Common Shares). For purposes of this Agreement, the "Share Exchange Offer" shall mean the exchange of Exchangeable Shares for the Ultra Capital Common Stock reserved and set aside for issuance under the Exchange Trust.

                  (b) Registration.

                           (i) Mandatory Registration. Ultra Capital hereby
                  covenants to the Trustee of the Exchange Trust, for the express benefit of the holders of the Exchangeable Shares, that on or about the first anniversary of the Closing Date (the "First Anniversary"), Ultra Capital shall (A) file a registration statement under the 1933 Act with the Securities and Exchange Commission (the "SEC") covering the Share Exchange Offer and resale of any shares of Ultra Capital Common Stock received pursuant to the Share Exchange Offer (the "Registration Statement"), (B) use its best efforts to cause the Registration Statement to become effective, and (C) use its best efforts to keep the Registration Statement current, at the sole expense of Ultra Capital, for a one year period following the First Anniversary (the "Mandatory Registration"); provided, however, if, after the Registration Statement has become effective, an exchange undertaken pursuant to the Share Exchange Offer or resale of shares of Ultra Capital Common Stock received pursuant to the Share Exchange Offer (the "Exchange or Resale") pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of any applicable governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or any other order or requirement shall subsequently have been vacated or otherwise removed.

                           (ii) Suspension of Registration. Ultra Capital may
                  postpone or delay, for up to 120 days (the "Suspension Period"), the Mandatory Registration (A) if, on the First Anniversary, Ultra Capital would be required to prepare any financial statements other than those it customarily prepares,
                  (B) if and (subject to the foregoing 120 day limit) for so long as, in the good faith judgment of the lead managing underwriter of a then proposed or pending public offering or private placement by Ultra Capital of its securities, who so advises Ultra Capital and the holders of the Exchangeable Shares in writing within ten days prior to the First Anniversary that the Mandatory Registration would, if not postponed or delayed, materially and adversely affect such public offering or private placement or the market for such Ultra Capital securities in general or (C) if, within ten days of the First Anniversary, Ultra Capital notifies the holders of the Exchangeable Shares that in the good faith judgment of the Board of Directors of Ultra Capital (1) such filing or effectiveness would, if not postponed or delayed, materially and adversely affect a proposed or pending acquisition, merger, corporate reorganization or other transaction or circumstance which is material to Ultra Capital and which, prior to the First Anniversary, was presented to the Board of Directors of Ultra Capital (each, a "Material Circumstance"), or (2) a disclosure to the public of such Material Circumstance would be required under the United States securities laws solely by reason of the filing of a registration statement in connection with the Mandatory Registration (it being agreed that Ultra Capital shall use all reasonable efforts to minimize the length of the Suspension Period provided for in the foregoing clauses (A), (B) and (C)) and give prompt notice of the termination thereof if prior to the end of the Suspension Period.

                           (iii) Piggyback Registrations. If during the two year
                  period commencing with the third anniversary of the Closing Date and ending with the fifth anniversary of the Closing Date (the "Piggyback Registration Period"), Ultra Capital proposes to register any of its equity securities under the 1933 Act for sale for cash (otherwise than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of a type specified in Rule 145(a) under the 1933 Act), Ultra Capital shall give the holders of the then outstanding Exchangeable Shares (the "Holders") notice of such proposed registration at least 30 days prior to the filing of a registration statement. At the written request of any Holder delivered to Ultra Capital within 20 days after the receipt of the notice from Ultra Capital, which request shall request the registration of the Exchange or Resale, and Ultra Capital shall use its best efforts to register the Exchange or Resale under the 1933 Act, and to cause such registration (a "Piggyback Registration") to become and remain effective.

                           (iv) Registration with Respect to the Stock Incentive
                  Plan. On or about the First Anniversary, Ultra Capital shall file a registration statement on Form S- 8 covering the stock issued pursuant to the Stock Incentive Plan and the resale of any Ultra Capital Common Stock underlying any stock options granted pursuant to the Stock Incentive Plan and Ultra Capital shall use its best efforts to cause that registration statement to become effective.

                           (v) Further Obligations of Ultra Capital Whenever
                  under the preceding subsections of this Section 3.03(b), Ultra Capital is required hereunder to register the Exchange or Resale, it agrees that it shall use its best efforts to diligently prepare and file with the SEC a registration statement and such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale of securities covered by such registration statement for the period necessary to complete the proposed public offering.

                  (c) Exchange Period; Redemption of Ultra Voting Stock; Automatic Conversion. Commencing on and after the first anniversary of the Closing Date and continuing through the fifth anniversary of the Closing Date (the "Exchange Period"), Ultra Capital agrees that the holders of the Exchangeable Shares shall be entitled to exchange, in accordance with the terms and conditions of the Exchange Trust, each Exchangeable Share held by such shareholder for one share of the Ultra Capital Common Stock reserved pursuant to Section 3.03(a) or as adjusted in accordance with the terms of the Exchange Trust.

         Section 3.04 Application for Judicial Approval of Arrangement Documents and Exemption from Registration under Section 3(a)(10) of the 1933 Act. Tracker (Canada) hereby covenants to:

                  (a) as soon as practicable after execution of this Agreement, apply for an interim order from the Ontario Court in connection with the Arrangement Documents and shall call a meeting of the shareholders of Tracker (Canada) in accordance with such interim order for the purpose of authorizing and approving the Arrangement Documents; and

                  (b) as soon as practicable after the shareholder meetings of Tracker (Canada), apply for a final order from the Ontario Court approving the Arrangements Documents.

         Section 3.05 Form of Transaction. As indicated in this Article III, the parties to this Agreement presently intend that the transactions contemplated herein will take the form of a plan of arrangement. Notwithstanding such intent and the subsections of this Article III, however, Tracker (Canada) shall have the right, but not the obligation, to restructure this transaction as an exchange of stock, a merger, amalgamation or other similar form of consolidation of Tracker (Canada) and Ultra Capital if such restructuring will not be prejudicial to the Ultra Capital Shareholders and Tracker (Canada) deems such restructuring to be beneficial to Tracker (Canada) or its shareholders or Tracker (Canada) is unable to satisfy any other condition to closing including the requisite approval of the Ontario Court or the performance of any act by the shareholders of Tracker (Canada) other than the shareholder approval required under Ontario law. If such restructuring is required pursuant to this Section 3.05, the parties shall cooperate with one another in good faith to amend this Agreement and any other agreements or instruments as necessary to reflect the transaction as restructured.

         Section 3.06 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the five day period selected by either party in a notice to the other party commencing with the last to occur of: (i) the Ultra Capital and Tracker (Canada) shareholders' meetings; (ii) such date as may be prescribed by any federal, state or provincial regulatory agency or authority, pursuant to any federal, state, or provincial law, rule, or regulation; or (iii) the date on which the Ontario

Court hands down its final order approving the Arrangement Documents, prior to which the consummation of the transactions contemplated hereby may not be effectuated; provided, however, that either party shall have the right to extend such five day period for up to two additional five day periods. Such Closing shall take place at the office of Canadian counsel to Tracker (Canada), Gowling, Strathy & Henderson, at 10:00 a.m. on the Closing Date.

         Section 3.07 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. All proceedings to be taken and all documents to be delivered and exchanged at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken or documents deemed executed or delivered until all have been taken, delivered and executed.

         Section 3.08 Termination.

                  (a) This Agreement may be terminated by the board of directors of either Ultra Capital or Tracker (Canada) at any time prior to the Closing Date if:

                           (i) there shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the Arrangement Documents and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed under the Arrangement Documents; provided, however, that any proceeding or deliberations by the Ontario Court regarding the fairness of the Arrangement Documents, or any judicial or other appropriate governmental authority in Ontario, including but not limited to requests for additional information, in connection with such authority's determination as to whether to approve the Arrangement Documents and any other transactions or actions necessary to effectuate the transactions contemplated by this Agreement, shall not be deemed to constitute an actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement;

                           (ii) any of the transactions contemplated hereby are
                  disapproved by any regulatory or judicial authority, including, but not limited to, a final order from the Ontario Court disapproving the Arrangement Documents, or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is a substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with such transactions; provided, however, that the board of directors of Ultra Capital shall not be entitled to terminate this Agreement based on its judgment, whether made in good faith or not, that there is a substantial likelihood that the approval of any judicial or other appropriate governmental authority in Ontario, including, but not limited to, the Ontario Court, will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome; or

                           (iii) there shall have been any change after the date
                  of the latest balance sheets of Ultra Capital and Tracker (Canada), respectively, in the assets, properties, business, or financial condition of Ultra Capital or Tracker (Canada), which could have a materially adverse effect on the value of the business of Ultra Capital or Tracker (Canada), respectively, except reductions in assets as a result of costs reasonably and necessarily incurred in connection with the transactions contemplated by this Agreement or any changes disclosed in the Ultra Capital or Tracker (Canada) Schedules, as the case may be, dated as of the date of execution of this Agreement.

         In the event of termination of this Agreement pursuant to this subsection (a) of Section 3.08, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by such party in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

                  (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Ultra Capital if Tracker (Canada) shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Tracker (Canada) contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this subsection (b) of section 3.08, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Tracker (Canada) shall reimburse Ultra Capital for all costs and expenses actually incurred by it in connection with this Agreement, which were incurred from and after the date hereof.

                  (c) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Tracker (Canada) if Ultra Capital shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Ultra Capital or the Ultra Capital Shareholders contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this subsection
         (c) of Section 3.08, this Agreement shall be of no further force or effect and no obligation, right, or liability shall arise hereunder, except that Ultra Capital shall be responsible for reimbursing Tracker (Canada) for all costs and expenses actually incurred in connection with this Agreement which were incurred from and after the date hereof.

                  (d) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Tracker (Canada) or Ultra Capital if the Closing has not taken place by June 24, 1994; provided, however, that either Tracker (Canada) or Ultra Capital may extend such date as a matter of right for up to an additional 20 days.

                  (e) This Agreement may be terminated at any time prior to the Closing should five percent or more of the shareholders of Tracker (Canada) notify it of their intent to dissent to the Articles of Arrangement and Plan of Arrangement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

         Section 4.01 Shareholder Action of Ultra Capital. Ultra Capital shall, at the special meeting of its shareholders called pursuant to Section 3.01(b) hereof, submit to its shareholders at such meeting the following proposals, in addition to the proposals set forth in Section 3.01(b) above, to:

                  (a) elect the designees of Tracker (Canada) as directors of Ultra Capital, effective on the closing of the transactions contemplated hereby;

                  (b) authorize and approve a 1994 Stock Incentive Plan in a form to be provided by Tracker (Canada) to Ultra Capital;

                  (c) authorize and approve a cash bonus arrangement for the purpose of paying periodic cash bonuses based on profits, in a form to be provided by Tracker (Canada) to Ultra Capital; provided, that such authorization shall permit the board of directors, or a committee thereof, of Ultra Capital to amend such cash bonus arrangement, either before or after its adoption, in any way it may deem necessary or appropriate;

                  (d) authorize and approve employment agreements to be provided by Tracker (Canada) to Ultra Capital; and

                  (e) take such other actions as may be mutually agreed upon by Ultra Capital and Tracker (Canada).

         The current directors of Ultra Capital shall not stand for re-election. Tracker (Canada) shall provide Ultra Capital with the information and descriptions of the proposals described in Section 3.01(b) and Subsections (b),
(c) and (d) of this Section 4.01 for inclusion in Ultra Capital's proxy statement.

         Section 4.02 Additional Financing. As soon as practicable following the Closing, Ultra Capital shall use its best efforts in good faith to complete a private placement or public offering of a minimum of 625,000 shares of Ultra Capital Common Stock at an offering price of not less than $8.00 per share. Ultra Capital shall not be liable for its role in connection with any such private placement or public offering, if despite using its best efforts in good faith, such offering is not successfully completed.

         Section 4.03 Report on Form 8-K. Ultra Capital shall file a current report on Form 8-K with respect to the acquisition of Tracker (Canada) by Ultra Capital and the other transactions contemplated by this Agreement. Such report shall be filed within the time periods required by the SEC, shall contain all information of Ultra Capital and Tracker (Canada), financial and otherwise, required to be included therein and Ultra Capital shall undertake to submit a draft of the Form 8-K to Tracker (Canada)'s U.S. Counsel prior to the filing thereof.

         Section 4.04 Access to Properties and Records. Upon the execution of this Agreement, Ultra Capital and Tracker (Canada) will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of Ultra Capital and Tracker (Canada), as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Ultra Capital and Tracker (Canada), as the case may be, as the other shall from time to time reasonably request.

         Section 4.05 Availability of Rule 144. Each of the parties acknowledges that the shares of Ultra Capital Common Stock to be exchanged pursuant to the Share Exchange Offer, at or after the first anniversary of the Closing, will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the 1933 Act. Ultra Capital is under no obligation, except as set forth herein, to register such shares under the 1933 Act or to register the Ultra Capital Common Stock pursuant to section 12(g) of the 1934 Act. Notwithstanding the foregoing, however, Ultra Capital will use its best efforts to: (a) timely prepare and disseminate the required information and financial statements so as to make available to the shareholders of Ultra Capital the provisions of Rule 144 pursuant to subparagraph (c)(1) thereof; and (b) within five days of any written request of any shareholder of Ultra Capital, Ultra Capital will provide to such shareholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The shareholders of Ultra Capital holding restricted securities of Ultra Capital as of the date of this Agreement, and their respective heirs, administrators, personal representatives, successors, and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this section 4.05 shall survive the Closing and the consummation of the transactions herein contemplated.

         Section 4.06 Third Party Consents. Ultra Capital and Tracker (Canada) agree to cooperate with each other to obtain any required third party consents to this Agreement and the transactions contemplated herein.

         Section 4.07 Actions Prior to Closing.

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Ultra Capital or Tracker (Canada) Schedules or as permitted or contemplated by this Agreement, Ultra Capital and Tracker (Canada), respectively, will each:

                           (i) carry on its business in substantially the same
                  manner as it has heretofore;

                           (ii) maintain and keep its properties in states of
                  good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                           (iii) maintain in full force and effect insurance
                  comparable in amount and in scope of coverage to that now maintained by it;

                           (iv) perform in all material respects all of its
                  obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                           (v) use its best efforts to maintain and preserve its
                  business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                           (vi) fully comply with and perform in all material
                  respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                  (b) From and after the date of this Agreement until the Closing Date, neither Ultra Capital nor Tracker (Canada) will:

                           (i) make any change in their respective certificates
                  of incorporation or bylaws, except to the extent necessary to give effect to the Arrangement Documents;

                           (ii) take any action described in section 1.07 in the
                  case of Tracker (Canada), or in section 2.07, in the case of Ultra Capital, (all except as permitted therein or as disclosed in the applicable party's schedules); or

                           (iii) enter into or amend any contract, agreement, or
                  other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

         Section 4.08 Waiver of Registration Rights. The Ultra Capital Shareholders shall provide Ultra Capital and Tracker (Canada) with written waivers, waiving and terminating any registration rights they may have with respect to or arising out of the warrants issued to such persons in February, 1992 and any other registrations rights they or any other existing Ultra Capital shareholders may have.

         Section 4.09 Ultra Capital Shareholders Covenant. The Ultra Capital Shareholders, and each of them, hereby covenant to vote their shares of Ultra Capital Common Stock in favor of the approval of the Arrangement Documents.

                                    ARTICLE V

              CONDITIONS PRECEDENT TO OBLIGATIONS OF ULTRA CAPITAL

         The obligations of Ultra Capital under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 5.01 Accuracy of Representations. The representations and warranties made by Tracker (Canada) in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Tracker (Canada) shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Tracker (Canada) prior to or at the Closing. Ultra Capital shall be furnished with a certificate, signed by a duly authorized officer of Tracker (Canada) and dated the Closing Date, to the foregoing effect.

         Section 5.02 Shareholder Approval.

                  (a) The shareholders of Tracker (Canada) shall have approved this Agreement and the transactions contemplated herein and shall also have:

                           (i) approved Articles of Amendment in a form
                  substantially similar to Exhibit B attached hereto by a resolution passed by not less than two-thirds of the votes cast by the holders of the Tracker (Canada) Common Shares who are present and vote either in person or by proxy at a meeting of the holders of Tracker (Canada) Common Shares duly called, held and conducted pursuant to section 182 of the Ontario Business Corporations Act, R.S.O. 1990, as amended, to consider such Articles of Amendment; and

                           (ii) approved Articles of Arrangement in a form
                  substantially similar to Exhibit C attached hereto by a resolution passed by not less than two-thirds of the total votes cast by the holders of the Tracker (Canada) Class A Common Shares who are present and vote either in person or by proxy at a meeting of the holders of the Tracker (Canada) Class A Common Shares duly called, held and conducted pursuant to (i) the terms of the interim order of the Ontario Court and
                  (ii) section 182 of the Ontario Business Corporations Act, R.S.O. 1990, as amended, to consider such Articles of Arrangement.

                  (b) The shareholders of Ultra Capital shall have approved the Arrangement Documents and shall have approved all of the proposals submitted to such shareholders pursuant to Section 3.01(b) and Section
         4.01 of this Agreement at a duly noticed and held meeting of such shareholders.

         Section 5.03 Judicial Approval. The Ontario Court shall have entered a final order approving the Arrangement Documents pursuant to a proceeding that complies with the SEC No

Action correspondence setting forth the requirements for exemption from registration under section 3(a)(10) of the 1933 Act.

         Section 5.04 Shareholder Approval. Tracker (Canada) shall have received the consent of any Tracker (Canada) shareholder whose consent to this Agreement and the transactions contemplated herein is required under any existing contract binding on Tracker (Canada).

         Section 5.05 Officer's Certificate. Ultra Capital shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Tracker (Canada) to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Tracker (Canada), threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         Section 5.06 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Tracker (Canada), nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Tracker (Canada).

         Section 5.07 Good Standing. Ultra Capital shall have received a certificate of good standing, or the equivalent thereof, from the appropriate government office in Ontario, dated as of a date within ten days prior to the Closing Date certifying that Tracker (Canada) is in good standing as a corporation under the laws of Ontario.

         Section 5.08 Opinion of Counsel to Tracker (Canada). Ultra Capital shall receive an opinion dated the Closing Date of Canadian counsel to Tracker (Canada), satisfactory to Ultra Capital, to the effect that:

                  (a) Tracker (Canada) is a corporation duly organized, validly existing, and in good standing under the laws of Ontario and that to the best of such counsel's knowledge, without independent investigation, Tracker (Canada) has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted;

                  (b) to the best knowledge of such legal counsel, the execution and delivery by Tracker (Canada) of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Tracker (Canada)'s articles of incorporation, as amended in the manner provided in Article III hereof, or bylaws (or similar charter documents);

                  (c) the authorized capitalization of Tracker (Canada) consists of 100 Class A Common Shares, of which 100 shares were issued and outstanding as of the Closing Date and approximately 6,660,729 shares of the Exchangeable Preference Shares of which 6,660,729 shares are issued and outstanding as of the Closing Date; and

                  (d) this Agreement has been duly and validly authorized, executed, and delivered by Tracker (Canada).

In rendering the foregoing opinion, counsel for Tracker (Canada) may rely on certificates of officers and directors of Tracker (Canada) as to matters of fact.

         Section 5.09 Opinion of General Counsel of Tracker (Canada). Ultra Capital shall receive an opinion dated the Closing Date of the general counsel of Tracker (Canada), satisfactory to Ultra Capital, to the effect that:

                  (a) Tracker (Canada) is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities;

                  (b) Tracker (Canada) has qualified to do business as a foreign corporation in the states, provinces and countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

                  (c) the execution and delivery by Tracker (Canada) of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not constitute a default or give rise to a right of termination, cancellation, or acceleration under any material mortgage, indenture, deed of trust, license agreement, or other obligation or violate any court order, writ, injunction, or decree applicable to Tracker (Canada), or its properties or assets;

                  (d) all issued and outstanding shares are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive rights of any person; and except as set forth in the Tracker (Canada) Schedules, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Tracker (Canada) to issue any additional shares of its capital stock of any class;

                  (e) the notice of the meeting of the Tracker (Canada) shareholders held to approve the Arrangement Documents was given in accordance with the terms of the interim order of the Ontario Court;

                  (f) there are no actions, suits, or proceedings pending or threatened by or against Tracker (Canada), or affecting Tracker (Canada) or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

         Section 5.10 Financial Condition of Tracker (Canada); Manual Listing. Prior to Closing, Tracker (Canada) shall have total assets with a value of not less than U.S.$4,000,000 and net assets (total assets minus total liabilities) of not less than U.S.$2,000,000. Tracker (Canada) shall provide Ultra Capital with evidence satisfactory to Ultra Capital that such requirements have been satisfied.

         Section 5.11 Acknowledgement of Agreement by Trustee of Exchange Trust. The institution named as Trustee of the Exchange Trust, as named in the Exchange Agency and Voting Trust Agreement and in Section 3.02 of this Agreement shall have acknowledged this Agreement in writing.

         Section 5.12 Board Approval. Tracker (Canada) shall, subject to the fiduciary obligations of its Board of Directors, cause its Board of Directors to recommend to its shareholders the approval of the Arrangement Documents and to vote the shares of Tracker (Canada) Common Shares owned by them in favor of the approval of the Arrangement Documents.

         Section 5.13 Termination under Section 3.08. Neither the board of directors of Tracker (Canada) or the board of directors of Ultra Capital shall have terminated this Agreement pursuant to Section 3.08 herein.

         Section 5.14 Other Items. Tracker (Canada) shall have taken or performed any and all actions to be taken by Tracker (Canada) pursuant to the provisions of Article III and IV herein, and Ultra Capital shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Ultra Capital may reasonably request.

                                   ARTICLE VI

             CONDITIONS PRECEDENT TO OBLIGATIONS OF TRACKER (CANADA)

         The obligations of Tracker (Canada) under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 Accuracy of Representations. The representations and warranties made by Ultra Capital and the Ultra Capital Shareholders in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Ultra Capital shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Ultra Capital prior to or at the Closing. Tracker (Canada) shall have been furnished with a certificate, signed by a duly authorized executive officer of Ultra Capital and by the Ultra Capital Shareholders and dated the Closing Date, to the foregoing effect.

         Section 6.02 Shareholder Approval. Tracker (Canada) shall have received the consent of any Tracker (Canada) shareholder whose consent to this Agreement and the transactions contemplated herein is required under any existing contract binding on Tracker (Canada);The shareholders of Ultra Capital shall have approved the Arrangement Documents and shall have approved all of the proposals submitted to such shareholders pursuant to Section 3.01(b) and Section 4.01 of this Agreement at a duly noticed and held meeting of such shareholders and the shareholders of Tracker (Canada) shall have approved this Agreement and the transactions contemplated herein and shall also have approved the Articles of Amendment and the Articles of Arrangement in the manner provided in Section 5.02 herein.

         Section 6.03 Repayment of Loans to Ultra Capital Shareholders. Prior to the Closing Date, Tracker (Canada) shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of Ultra Capital to the effect that any loans from Ultra Capital to an Ultra Capital Shareholder have been repaid in full by such Ultra Capital Shareholder.

         Section 6.04 Officer's Certificate. Tracker (Canada) shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of Ultra Capital to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Ultra Capital, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         Section 6.05 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Ultra Capital, taken as a whole, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Ultra Capital. For purposes of this Section 6.05, a reduction in the assets of Ultra Capital as a result of costs reasonably and necessarily incurred in connection with this Agreement shall not constitute a material adverse change in the financial condition of Ultra Capital.

         Section 6.06 Good Standing. Tracker (Canada) shall have received a certificate of good standing from the Secretary of State or other appropriate office of the state of Nevada or Delaware, as the case may be, with respect to Ultra Capital dated as of a date within ten days prior to the Closing Date certifying that Ultra Capital is in good standing as a corporation in the state of Nevada or Delaware, as the case may be.

         Section 6.07 Opinion of Counsel to Ultra Capital. Tracker (Canada) shall receive an opinion dated the Closing Date of counsel to Ultra Capital, Mark Schneider, satisfactory to Tracker (Canada), to the effect that:

                  (a) Ultra Capital is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada or Delaware, as the case may be, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

                  (b) to the best knowledge of such legal counsel, the execution and delivery by Ultra Capital of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of either Ultra Capital's certificate of incorporation in Delaware or amended and restated certificate of incorporation in Nevada, as the case may be, or bylaws or constitute a default or give rise to a right of termination, cancellation, or acceleration under any material mortgage, indenture, deed of trust, license agreement, or other obligation or violate any court order, writ, injunction, or decree applicable to Ultra Capital, or its properties or assets;

                  (c) the authorized capitalization of Ultra Capital consists of 20,000,000 shares of Common Stock, par value $0.001, of which 560,045 shares are issued and outstanding prior to the proposed 1.32147-for-1 forward split, 740,081 shares of which are outstanding as of the Closing Date and approximately 6,660,729 shares of Ultra Capital Common Stock reserved under Article III herein, 500,000 shares of Preferred Stock, par value $0.001, none of which has been issued, and 6,660,729 shares of Class B Voting Common Stock, no par value, shares of which are issued and outstanding as of the Closing Date. All issued and outstanding shares are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive rights of any person. To the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Ultra Capital to issue any additional shares of its capital stock of any class;

                  (d) this Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of Ultra Capital, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (e) to the best knowledge of such counsel, during the period from March 31, 1992 to the present date, Ultra Capital has complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and with the rules and regulations promulgated under such acts. With respect to the period prior to March 31, 1992, such counsel has not received notice or demand of any act or action taken or omitted to be taken by Ultra Capital which resulted or is alleged to have resulted in a material violation of the provisions of such securities acts and regulations. Ultra Capital has duly obtained all requisite United States governmental approvals and made all of the filings required of Ultra Capital under applicable United States securities laws, in respect of the transactions contemplated herein from the date hereof and through the Closing Date.

                  (f) to the best knowledge of such counsel, there are no actions, suits, or proceedings pending or threatened by or against Ultra Capital, or affecting Ultra Capital or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

In rendering the foregoing opinion, counsel for Ultra Capital may rely on certificates of officers and directors of Ultra Capital as to matters of fact.

         Section 6.08 Liabilities. Ultra Capital shall not have any liabilities or obligations (absolute or contingent) as of the time of the Closing.

         Section 6.09 Acknowledgement of Agreement by Trustee of Exchange Trust. The institution named as Trustee of the Exchange Trust, as named in the Exchange Agency and Voting Trust Agreement and in Section 3.02 of this Agreement shall have acknowledged this Agreement in writing.

         Section 6.10 Judicial Approval. The Ontario Court shall have entered a final order approving the Arrangement Documents pursuant to a proceeding that complies the SEC No Action correspondence setting forth the requirements for exemption from registration under section 3(a)(10) of the 1933 Act.

         Section 6.11 Board Approval. Ultra Capital shall, subject to the fiduciary obligations of its Board of Directors, cause its Board of Directors to recommend to its shareholders the approval of the Arrangement Documents and to vote the shares of Ultra Capital Common Stock owned by them in favor of the approval of the Arrangement Documents.

         Section 6.12 Termination under Section 3.08. Neither the board of directors of Tracker (Canada) nor the board of directors of Ultra Capital shall have terminated this Agreement pursuant to Section 3.08 herein.

         Section 6.13 Filings. Tracker (Canada) shall have caused the Articles of Amendment, described in Section 3.01(d) and the Articles of Arrangement, described in Section 3.01(f) to be properly filed.

         Section 6.14 Filing of Proxy Statement with SEC. Ultra Capital shall have filed four copies of its proxy statement with the SEC not later than the date on which it is first sent or given to the shareholders of Ultra Capital.

         Section 6.15 Other Items. Ultra Capital shall have taken or performed any and all actions to be taken by Ultra Capital pursuant to the provisions of Articles III and IV herein, and Tracker (Canada) shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Tracker (Canada) may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Brokers. Ultra Capital and Tracker (Canada) agree that they are not obligated to pay any compensation to any finders or brokers for bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Each party agrees to indemnify the other against any claim by any third person for any commission, brokerage, or finders' fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

         Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Arizona; provided, however, the laws of Nevada or Delaware, as the case may be, shall govern the internal corporate affairs of Ultra Capital and Ontario law shall govern the internal corporate affairs of Tracker (Canada).

         Section 7.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

         If to Ultra Capital, to:   Jeff W. Holmes, President
                                    Ultra Capital Corp.
                                    8555 East Voltaire Avenue
                                    Scottsdale, Arizona 85260

         and with a copy to:        Mark N. Schneider
                                    Attorney at Law
                                    455 South 300 East, Suite 350
                                    Salt Lake City, Utah 84111

         If to Tracker (Canada),    Gregg C. Johnson, Executive Vice President
         to:                        The Tracker (Canada) Corporation
                                    180 Dundas Street West, 26th Floor
                                    Toronto, Ontario, Canada M5G 1ZB

         and with a copy to:        Grant V. Sawiak
                                    Mary E. Martin
                                    Gowling, Strathy & Henderson
                                    Suite 4900
                                    Commerce Court West
                                    Toronto, Ontario, Canada M5L 1J3

         and with a copy to:        Robert J. Hackett
                                    Fennemore Craig
                                    Two North Central Avenue
                                    Suite 2200
                                    Phoenix, Arizona 85004-2390

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

         Section 7.04 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, to be fixed by the court and not a jury, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 7.05 Confidentiality. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. If disclosure is permitted pursuant to (i) or (ii) above, the parties shall cooperate with one another in preparing and releasing the information to be disclosed. Notwithstanding the provisions of Section 3.08 and any other provision of this Agreement to the contrary, the provisions of this Section 7.05 shall remain in full force and effect unless and until the transactions contemplated by this Agreement are consummated.

         Section 7.06 Third Party Beneficiaries. This contract is solely among Ultra Capital, the Ultra Capital Shareholders, and Tracker (Canada), and, except as specifically provided otherwise herein, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.07 Entire Agreement. This Agreement represents the entire agreement among the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         Section 7.08 Survival; Indemnification.

                  (a) The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years. Neither the period of survival nor the liability of any party with respect to its respective representations, warranties and covenants shall be reduced by the level of any investigation made at any time by or on behalf of any other party.

                  (b) The Ultra Capital Shareholders jointly and severally shall indemnify and hold harmless Tracker (Canada) and its officers, directors, employees, agents, successors and assigns (each a "Tracker Indemnified Party") for, from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by the Tracker Indemnified Parties (including, without limitation, any action or proceeding brought or otherwise initiated by any of the Tracker Indemnified Parties) (hereinafter a "Loss") arising out of or resulting from: (i) the breach of any representation, warranty or covenant made by Ultra Capital or the Ultra Capital Shareholders in this Agreement or in any document, instrument or schedule delivered by Ultra Capital or the Ultra Capital Shareholders in connection with this Agreement, or (ii) any and all Losses suffered or incurred by Tracker (Canada), the shareholders of Tracker (Canada) or Ultra Capital by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of either Ultra Capital or the Ultra Capital Shareholders occurring or existing prior to the Closing; provided, however that the aggregate liability of the Ultra Capital Shareholders under this Section 7.08 shall be limited to U.S.$2,000,000.

                  (c) Tracker (Canada) (the "Indemnitor") shall indemnify and hold harmless Ultra Capital, the Ultra Capital Shareholders and their affiliates, officers, directors, employees, agents, successors and assigns (each an "Ultra Indemnified Party") for, from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by the Ultra Indemnified Parties or any of then (including, without limitation, any action or proceeding brought or otherwise initiated by any of the Ultra Indemnified Parties) (hereinafter a "Loss") arising out of or resulting from: (i) the breach of any representation, warranty or covenant made by Tracker (Canada) in this Agreement or in any document, instrument or schedule delivered by Tracker (Canada) in connection with this Agreement, or (ii) any and all Losses suffered or incurred by an Ultra Indemnified Party by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of Tracker (Canada) occurring or existing prior to the Closing; provided, however that the liability of Tracker (Canada) under this Section 7.08 shall be limited to U.S.$2,000,000.

                  (d) For purposes of this Section 7.08(d) the Ultra Capital Shareholders or Tracker (Canada), as the case may be, shall be referred to as an "Indemnitor" and the Ultra Indemnified Parties or the Tracker Indemnified Parties, as the case may be, shall be referred to as an "Indemnified Party." An Indemnified Party shall give the appropriate Indemnitor notice of any matter which an Indemnified Party has determined has given or could give rise to a right of Indemnification under this Agreement, within 30 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the Indemnitors under this Section 7.08 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 7.08 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the appropriate Indemnitor notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release an Indemnitor from any of its obligations under this Section
         7.08 except to the extent such Indemnitor is materially prejudiced by such failure and shall not relieve such Indemnitor from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Section 7.08. If an Indemnitor acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then such Indemnitor shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the sole and absolute judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the appropriate Indemnitor, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines in its sole and absolute judgment that counsel is required, at the expense of such Indemnitor. In the event an Indemnitor exercises the right to undertake any defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with such Indemnitor in such defense and make available to such Indemnitor, at its expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the appropriate Indemnitor shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at such Indemnitor's expense, all such witnesses, records, materials and information in such Indemnitor's possession or under such Indemnitor's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by an Indemnitor without the prior written consent of the Indemnified Party.

         Section 7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 7.11 Costs. Each party to this Agreement shall pay its own costs and expenses, including but not limited to the fees and disbursements of its counsel, incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

         Section 7.12 Exhibits and Schedules. All exhibits and schedules attached hereto form a part of this Agreement and are hereby incorporated by reference.

         Section 7.13 Headings. The headings in this Agreement are inserted for convenience only and do not affect its construction.

         Section 7.14 Prevailing Document. In the event of any ambiguity or conflict arising between the terms of this Agreement and the terms of any other agreements or instruments to be executed in connection with the transactions contemplated herein the terms of such other agreements or instruments shall prevail.


         [The remainder of this page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   ULTRA CAPITAL CORP., a Nevada
                                   corporation

ATTEST:

/s/                                By /s/ Jeff W. Holmes
- -----------------------------        ----------------------------
Duly Authorized Officer              Jeff W. Holmes, President and Director

                                            and

                                   By /s/ R. Kirk Blosch
                                     ----------------------------
                                     R. Kirk Blosch, Vice President and
                                     Secretary/Treasurer and Director

                                   THE TRACKER CORPORATION, an
                                   Ontario corporation

ATTEST:

/s/                                By /s/ Gregg C. Johnson
- -----------------------------        ----------------------------
Duly Authorized Officer               Gregg C. Johnson, Executive
                                      Vice President

                                            and

                                   By /s/ Mark J. Gertzbein
                                     ----------------------------
                                      Mark J. Gertzbein, Chief
                                      Financial Officer

                                   Ultra Capital Shareholders, in their personal capacities

                                   /s/ Jeff W. Holmes
                                   ----------------------------
                                   Jeff W. Holmes

                                   /s/ R. Kirk Blosch
                                   ----------------------------
                                   R. Kirk Blosch

                                    EXHIBIT A

                   SHAREHOLDERS OF RECORD OF TRACKER (CANADA)
                               AS OF MAY 26, 1994

NAME OF SHAREHOLDER                                              NUMBER OF ISSUED SHARES
- -------------------                                              -----------------------
John Andrews                                                              25,000

Joseph Brown                                                               5,000

Susan Brown                                                              100,000

Christopher Creed                                                        250,000

D. Dave Consulting                                                       100,000

Michael J. Dyrnaes                                                        50,000

Mark J. Gertzbein                                                             50

Mark J. Gertzbein,
  In Trust                                                             4,400,000

Aaron Greenberg                                                           50,000

Barry Greenberg                                                            6,250

Ellen Greenberg                                                            6,250

Dr. H. Joe Greenberg                                                     700,000

Mark Greenberg                                                             6,250

Morton Greenberg                                                          25,000

Paul Greenberg                                                             6,250

Andrew Gregory                                                            10,000

Franklin & Catherine Hough                                                50,000

Gregg C. Johnson,
  In Trust                                                             4,500,000

Guy H. Johnson                                                            25,000

Renee C. Johnson                                                          25,000

Paul F. Kavanagh                                                       1,000,000

Edwin J. Korhonen                                                      1,000,050

Michael Lee                                                               50,000

Bruce Lewis,
  In Trust                                                            20,000,000

Jonathan Lewis,
  In Trust                                                             3,000,000

Gigi M. Lipton                                                            50,000

Edward S. McRobbie                                                        25,000

Elizabeth McRobbie                                                        25,000

Mercy International (CH)                                               1,500,000

MJG Management Accounting Services Ltd.                                  400,000

Scotie McLeod Inc.,
  In Trust for Dr. H. Joe Greenberg                                       20,000

Spire Consulting Group, Inc.                                             200,000

Stalia Holdings B.V                                                    3,350,000

Douglas Stewart                                                           25,000

Frances Stewart                                                          100,000

James Tanner                                                              25,000

Anton Voronoff                                                             3,000

Wheel of Fortune Trust                                                   265,000

Perce Young,
  In Trust                                                               300,000

Sara Zagdanski                                                            25,000

999600 Ontario Inc.                                                      438,496

1046523 Ontario Limited                                                  200,000
                                                                      ----------

           TOTAL NUMBER OF ISSUED SHARES                              42,341,596
                                                                      ==========

NAME OF SHAREHOLDER                                              NUMBER OF UNISSUED BUT
- -------------------                                              RESERVED SHARES
                                                                 ---------------
Dr. H. Joe Greenberg                                                      15,000

Douglas Stewart                                                           25,000

Tier I Investors                                                       4,016,504

Wheel of Fortune Trust                                                   227,000
                                                                       ---------

     TOTAL NUMBER OF UNISSUED
         BUT RESERVED SHARES                                           4,283,504
                                                                       =========

                                   EXHIBIT "B"


                              ARTICLES OF AMENDMENT


1.       The present name of the corporation is THE TRACKER CORPORATION

2.       The name of the corporation is changed to (if applicable):

3.       Date of incorporation/amalgamation: 06 May 1993.

4.       The articles of the corporation are amended as follows: See page 1a.

                                                                              1a

         IT IS RESOLVED THAT the articles of the Corporation are amended as follows:

I.       Increase in Capital

         A. The authorized capital of the Corporation is increased by creating an unlimited number of Class A Common Shares.

         B. After giving effect to the foregoing, the authorized capital of the Corporation shall consist of:

                  (a)      an unlimited number of Common Shares; and

                  (b)      an unlimited number of Class A Common Shares.

II.      Rights Attaching to Common Shares

         The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

                  (a)      Dividends

                  The holders of the Common Shares shall have the right to receive such dividends (if any) as the directors in their discretion may declare.

                  (b)      Voting Rights

                  The holders of the Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and each Common Share held shall confer the right to one (1) vote in person or by proxy at all meetings of the shareholders of the Corporation.

                  (c)      Return of Capital

                  Subject to the prior rights of the holders of any shares ranking above the Common Shares, upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or upon any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall be entitled to receive $.01 per Common Share.

                                                                              1b

                  After payment of the above-noted amount, all of the remaining property and assets of the Corporation available for distribution to the holders of the Common Shares and the Class A Common Shares shall be paid or distributed equally share for share to the holders of the Common Shares and the Class A Common Shares, respectively, without preference or restriction.

III.     Rights Attaching to Class A Common Shares

         The rights, privileges, restrictions and conditions attaching to the Class A Common Shares shall be as follows:

         (a)      Dividends

                  The holders of the Class A Common Shares shall have the right to receive such dividends (if any) as the directors in their discretion may declare.

         (b)      Voting Rights

                  The holders of the Class A Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and each Class A Common Share held shall confer the right to one (1) vote in person or by proxy at all meetings of the shareholders of the Corporation.

         (c)      Return of Capital

                  Subject to the prior rights of the holders of the Common Shares and any other shares ranking above the Class A Common Shares, upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or upon any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, all of the remaining property and assets of the Corporation available for distribution to the holders of the Class A Common Shares and the Common Shares shall be paid or distributed equally share for share to the holders of the Class A Common Shares and the Common Shares, respectively, without preference or restriction.

IV.      Share Split

         The Common Shares which are issued and outstanding immediately prior to the filing of these Articles of Amendment are changed into a different number of Common Shares on the basis of 1 Common Share for each 7 Common Shares issued and outstanding.

                                                                              1c

         No fractional Common Shares of the Corporation will be issued. The number of Common Shares of the Corporation to be received by existing shareholders of Common Shares of the Corporation following the above-noted share split will be rounded up or down to the nearest whole number of shares.

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on ______________________, 1994.

These articles are signed in duplicate.

                                       THE TRACKER CORPORATION


                                       By
                                          --------------------------------------
                                          (Signature)    (Description of Office)

                                   EXHIBIT "C"


                             ARTICLES OF ARRANGEMENT

1.       The name of the corporation is: THE TRACKER CORPORATION

2.       The new name of the corporation if changed by the arrangement.
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

3.       Date of incorporation/amalgamation: 6 May 1993

4. The arrangement has been approved by the shareholders of the corporation in accordance with section 181 of the Business Corporation Act.

5.       A copy of the arrangement is attached to these articles as Exhibit "A".


6.       The arrangement was approved by the court on __________, 1994.


7. The terms and conditions to which the scheme is made subject by the Order have been complied with.

These articles are signed in duplicate.

                                        ________________________________________
                                                  (Name of Corporation)


                                        By______________________________________
                                          (Signature)    (Description of Office)

                                   APPENDIX I

                      PLAN OF ARRANGEMENT UNDER SECTION 182
                OF THE BUSINESS CORPORATIONS ACT, 1990 (ONTARIO)

                                   ARTICLE 1.

                         DEFINITIONS AND INTERPRETATION

1.01     Definitions

         In this plan of arrangement except as defined below and unless something in the subject matter or context is inconsistent therewith, capitalized words shall have the meanings ascribed thereto in the Reorganization
Agreement:

"Arrangement" means the reorganization by way of arrangement of Tracker under section 182 of the OBCA as contemplated in this Plan;

"Certificate of Arrangement" means the certificate of arrangement endorsed upon the articles of arrangement by the Director;

"Corporation" or "Tracker" means The Tracker Corporation, a corporation incorporated under the laws of Ontario;

"Director" means the director appointed under the OBCA;

"Effective Date" means the date of the Certificate of Arrangement;

"Effective Time" means 12:01, a.m. (Eastern Standard time) on the Effective
Date;

"Exchange Agency and Trust Agreement" means the agreement dated between Ultra, Tracker and Montreal Trust Company;

"Exchangeable Preference Shares" means the new class of shares in the capital of Tracker into which the outstanding Tracker Common Shares will be reclassified by virtue of the Plan of Arrangement;

"OBCA" means the Ontario Business Corporations Act, 1990, and all regulations thereunder; "Plan" means this plan of arrangement;

"Reorganization Agreement" means the reorganization agreement (including all appendices thereto) between Tracker and Ultra dated May 26, 1994 to which this Plan of Arrangement is attached as Appendix I, as the same may be amended from time to time;


"Tracker Class A Common Shares" means the Class A common shares of Tracker as the same are constituted on the day prior to and following the Effective Date;

"Tracker Common Shares" means the Common Shares of Tracker (other than the Tracker Class A Common Shares) as the same are constituted just prior to the Effective Date;


"Ultra" means Ultra Capital Corp, a Nevada corporation incorporated under the laws of the State of Nevada and as may be incorporated under the laws of any other State in the United States from time to time;

"Ultra Voting Stock" means the shares of Voting Stock, par value U.S. $0.0001 per share of Ultra which will be entitled to vote but which will not be entitled to dividends and will be entitled to only a nominal amount upon redemption or liquidation;

1.02     Interpretation Not Affected by Headings, etc.

         The division of this Plan into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.03     Number, Etc.

         Unless the context requires the contrary, words importing the singular only shall include the plural and vice versa and words importing the use of any gender shall include all genders.

1.04     Meaning

         Words and phrases used herein and defined in the OBCA shall have the same meaning herein as in the OBCA unless the context otherwise requires.

                                   ARTICLE 2.

                            REORGANIZATION AGREEMENT

2.01     Reorganization Agreement

         This Plan is made pursuant to and subject to the provisions of the Reorganization Agreement and the Exchange Agency and Trust Agreement.

                                   ARTICLE 3.

3.01     Agreement to the Arrangement

         Tracker and Ultra hereby agree to the Arrangement upon the terms and conditions herein set forth.

3.02     Effect of the Arrangement

         As of the Effective Time:

         (a) the Arrangement under the terms and conditions prescribed herein shall become effective;

         (b) the articles of arrangement of the Corporation shall be deemed to be the articles of incorporation of the Corporation and the Certificate of Arrangement shall be deemed to be the certificate of incorporation of the Corporation.

                                   ARTICLE 4.

                                   CORPORATION

4.01     Name

         The name of the Corporation shall be The Tracker Corporation.

4.02     Business and Powers of the Corporation

         There shall be no restriction or limit to the business or businesses which the Corporation is authorized to carry on or the powers that the Corporation is authorized to exercise.

4.03     Registered Office

         The registered office of the Corporation shall be located at Suite 2600, 180 Dundas Street West, Toronto, Ontario.

4.04     Authorized Capital

         The authorized capital of the Corporation shall consist of:

         (a)      an unlimited number of shares designated as Class A Common
                  Shares;

         (b) an unlimited number of shares designated as Exchangeable Preference Shares.

4.05     Features of Shares in the Capital of the Corporation

         The rights, privileges, restrictions and conditions attaching to the different classes of Shares of the Corporation are set forth in Schedule "A" attached hereto which forms a part hereof.

4.06     Directors

         (a) Minimum and Maximum. The number of directors of the Corporation shall be a minimum of one (1) and a maximum of fifteen (15), the precise number to be determined from time to time by resolution of the board of directors of the Corporation.

         (b) First Directors. On the Effective Date, the number of directors of the Corporation shall be 5. The first directors of the Corporation who shall hold office until the first annual meeting of the shareholders of the Corporation or until their successors are duly elected or appointed, shall be the persons whose names, addresses and Canadian residence status appear below:

Name                                Residence Address         Canadian Resident
- ----                                -----------------         -----------------
I. Bruce Lewis                              -                         Yes

Mark J. Gertzbein                           -                         Yes

Ed J. Korhonen                              -                         Yes

Majid B.H. Al-Refai                         -                         No

Aymin I. Abu Dawood                         -                         No

The first directors of the Corporation shall hold office until the first annual meeting of the shareholders of the Corporation or until their successors are duly elected or appointed.

4.07     Officers

         The Officers of the Corporation shall, until changed by the directors of the Corporation, be as follows:

         Office                                               Name
         ------                                               ----
         Chairman of the Board                       I. Bruce Lewis

         President                                   Ed J. Korhonen

         Chief Financial Officer                     Mark Gertzbein

         Secretary                                   Gregg Johnson

4.08     Fiscal Year

         The fiscal year end of the Corporation shall be March 31st in each year until such time as it is changed by the directors of the Corporation.

4.09     By-laws

         The general by-laws of the Corporation shall be the bylaws of Tracker until repealed, amended or altered. A copy of the proposed by-laws may be examined during business hours in the Toronto offices of Messrs. Gowling, Strathy & Henderson, Suite 4000, Commerce Court West, Toronto, Ontario M5L 1J3.

                                   ARTICLE 5.

                               SPECIAL PROVISIONS

5.01     Place of Meeting, etc.

         Subject to the provisions of the OBCA, the meetings of the board of directors and of any committee thereof (if any) of the Corporation may be held at any place within or outside of Ontario.

5.02     Borrowing, etc.

         The directors of the Corporation may, without authorization from the shareholders from time to time:

         (a)      borrow money upon the credit of the Corporation;

         (b) issue, reissue, sell or pledge debt obligations of the Corporation, including, without limitation, bonds, debentures, notes or other similar obligations of the Corporation whether secured or unsecured;

         (c) subject to the OBCA, give a guarantee on behalf of the Corporation to secure the performance of an obligation of any person;

         (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired property of the Corporation, including, without limitation, book debts, rights, powers, franchises and undertakings, to secure any such debt obligation or any money borrowed or any other debt or liability of the Corporation;

         (e) to the maximum extent permitted by law, by resolution delegate, either generally or in any particular case, any or all of the powers of the Corporation aforesaid to a director, a committee of directors or an officer of the Corporation, and any reference in this paragraph 5.02(e) to directors includes, for greater certainty, any such authorized delegate; and

         (f) authorize (any such authorization to be evidenced by a certified copy of a resolution of directors or by power of attorney or deed or other instrument) any director, officer or employee of the Corporation or any other person or persons, whether connected with the Corporation or not, to sign, execute and give on behalf of the Corporation all agreements, indentures, instruments and other documents necessary or desirable for the purposes aforesaid and to draw, make, accept, endorse, execute and issue cheques, promissory notes, bills of exchange, bills of lading and other negotiable or transferable instruments and the same and all renewals thereof or substitutions therefor so signed shall be binding upon the Corporation.

5.03     Number of Shareholders

         The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after termination of that employment to be shareholders of the Corporation, is hereby limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

5.04     Restrictions on Transfers of Shares

         No shareholder of the Corporation shall be entitled to transfer any share or shares of the Corporation without the consent of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the board of directors of the Corporation at a meeting of the board of directors to the Corporation or by a resolution in writing signed by all the directors of the Corporation.

5.05     No Invitation to the Public

         Any invitation to the public to subscribe for securities of the Corporation is prohibited.

                                   ARTICLE 6.

                       ISSUANCE OF SHARES UPON ARRANGEMENT

6.01     Conversion of Shares of Corporation

         Upon the consummation of the Arrangement, the issued and outstanding common shares (other than Class A common shares) in the capital of the Corporation which are issued and outstanding immediately prior to the Arrangement shall be converted as follows: for every one

(1) issued and outstanding Tracker Common Share held by a shareholder of the Corporation prior to the Effective Date, such shareholder shall receive one (1) Exchangeable Preference Share;

6.02     Class A Common Shares

         All issued and outstanding Class A Common Shares held by a shareholder of the Corporation prior to the Effective Date shall be retained by that shareholder following the Effective Date. The return of capital rights attached to the Class A Shares are amended on and after the Effective Date as set out in Schedule A.

6.03     Surrender of Shares

         At any time after the Effective Date, a holder of Tracker Common Shares in the capital of the Corporation prior to the Effective Date may surrender to the Corporation the certificates representing such shares and, subject to the provisions of the OBCA and this Agreement, such shareholder, in return therefor, shall be entitled to receive certificates evidencing Exchangeable Preference Shares of the Corporation on the basis set out in Section 6.01 hereof.

6.04     Stated Capital

         The stated capital of the issued shares of the Corporation immediately prior to the Effective Date and of the shares of the Corporation issued on conversion of the shares of the Corporation pursuant to Section 6.01 hereto and the stated capital of the Class A Common Shares shall be as follows:

         Shares                                                   Stated Capital
         ------                                                   --------------
(a)      Pre-Arrangement Tracker Common Shares outstanding        $
(b)      Tracker Exchangeable Preference Shares issued on
         exchange of Tracker Common Shares                        $
(c)      Class A Common Shares                                    $

                                   SCHEDULE A
                         TO THE ARTICLES OF ARRANGEMENT
                             THE TRACKER CORPORATION

                         EXCHANGEABLE PREFERENCE SHARES

         The rights, privileges, restrictions and conditions attaching to the Exchangeable Preference Shares are as follows:

1.       RANKING OF EXCHANGEABLE PREFERENCE SHARES

1.1 The Exchangeable Preference Shares shall be entitled to a preference over the Class A common shares of the Corporation ("Common Shares") and over any other shares ranking junior to the Exchangeable Preference Shares, with respect to priority in payment of dividends accrued on the Exchangeable Preference Shares and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.       DIVIDENDS

         2.1 Holders of the Exchangeable Preference Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors of the Corporation, out of any or all profits or surplus then available for the payment of dividends, cumulative preferential dividends in the amounts determined as set out below.

         2.2 The dividends payable on each Exchangeable Preference Share shall be an amount equivalent to the product obtained by multiplying the applicable Exchange Rate (as hereinafter defined in subsection 3.1) by the Canadian dollar equivalent (as hereinafter defined in subsection 4.1) of dividends declared by the board of directors of Ultra Capital Corp. ("Ultra"), a Nevada corporation, to be payable on each share in the common stock of Ultra (an "Ultra Common Share").

         2.3 The board of directors of the Corporation shall, within 5 Business Days (as hereinafter defined) following the declaration of a dividend by the board of directors of Ultra on the Ultra Common Shares, declare a dividend on the Exchangeable Preference Shares in an amount per Exchangeable Preference Share equal to the Canadian dollar equivalent of the amount per Ultra Common Shares of the first mentioned declared dividend on the Ultra Common Share multiplied by the Exchange Rate in effect on the date such dividend is declared. As used in these share conditions, the term "Business Day" shall mean any day on which chartered banks, generally, are open for business in Toronto, Ontario.

         2.4 The record date for the determination of the persons entitled to receive payment of and the payment date for any dividend declared on the Exchangeable Preference Shares shall be the same dates as the record date and payment date respectively for the corresponding dividend declared on the Ultra Common Shares. For the purpose of calculating accrued dividends on the Exchangeable Preference Shares, a dividend on the Exchangeable Preference Shares shall accrue on the record date for the corresponding dividend declared on the Ultra Common Shares.

3.       THE EXCHANGE RATE

         3.1 As used in these share conditions, the term "Exchange Rate" refers to the initial exchange rate at which the holders of Exchangeable Preference Shares may exchange Ultra Common Shares for Exchangeable Preference Shares pursuant to an exchange agency and trust agreement (the "Exchange Trust Agreement") by and among Ultra, the Corporation and Montreal Trust Company, a corporation organized and existing under the laws of the Province of Ontario, dated as of the effective date of the Articles of Arrangement to which these share conditions are appended (the "Date of the Amendments"). As of the Date of the Amendments the Exchange Rate is one (1) Exchangeable Preference Share for one (1) Ultra Common Share. The Exchange Rate may be adjusted from time to time as hereinafter provided.

If Ultra shall:

         (i) subdivide the outstanding Ultra Common Shares into a greater number of shares,

         (ii) reduce, combine or consolidate the outstanding Ultra Common Shares into a smaller number of shares, or

         (iii) issue additional Ultra Common Shares by way of a stock dividend,


the Exchange Rate in effect on the effective date of such subdivision or reduction, combination or consolidation or on the record date for such issue of Ultra Common Shares by way of a stock dividend, as the case may be, shall, in the case of the events referred to in (i) and (iii) above, be increased in proportion to the increase in the number of outstanding Ultra Common Shares resulting from such subdivision or such dividend, or, in the case of (ii) above, shall be decreased in proportion to the decrease in the number of outstanding Ultra Common Shares resulting from such reduction, combination or consolidation; such adjustment shall be made successively whenever any event referred to in this paragraph 3.1 shall occur; any such issue of Ultra Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Ultra Common Shares under paragraphs 3.1(i) and 3.1(ii) of this subsection 3.1.


         3.2 In the case of any reclassification of, or other change in, the outstanding Ultra Common Shares, other than a subdivision or reduction, combination or consolidation, the dividends payable on the Exchangeable Preference Shares will be based upon the class or classes of shares received by the holders of Ultra Common Shares and the Exchange Rate shall be adjusted in such manner as the board of directors of the Corporation shall determine to be appropriate on a basis consistent with the provisions of this section 3.

         3.3 If Ultra is consolidated with or merged with or into another corporation (other than a consolidation or a merger which does not result in any reclassification of or change in the outstanding Ultra Common Shares), the dividends to which the holders of Exchangeable Preference Shares are entitled shall be based upon the capital stock of the resulting corporation, if any, received by the holders of Ultra Common Shares and the Exchange Rate shall be adjusted, in each case in such manner as the board of directors of the Corporation shall determine to be appropriate on a basis consistent with the provisions of this section 3. This provision shall similarly apply to successive consolidations and mergers.

         3.4 No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments which by reason of this subsection 3.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         3.5 If any question shall at any time arise with respect to the amount of adjustments in the Exchange Rate or with respect to the amount of any cash payments made in lieu of issuing a fractional share, such question shall be conclusively determined by the auditors of the Corporation.

         3.6 The Corporation shall at the request of a holder of Exchangeable Preference Shares give written notice to such holder of the Exchange Rate then in effect.

4.       CANADIAN DOLLAR EQUIVALENT

         4.1 The Canadian dollar equivalent per share of a distribution in a foreign currency on Ultra Common Shares shall be based on the mid-rate between the noon selling and buying rates of Canadian dollars against the foreign currency as reported by the Bank of Canada on the record day set for the declaration of the corresponding dividend on Ultra Common Shares. If no such selling or buying rates for the affected currency are quoted by the Bank of Canada on the said date, the directors of the Corporation may instead refer to the selling and buying rates quoted by a chartered bank or recognized exchange market or by the Bank of Canada on another date close to the date in question or use such other reasonable method as they consider desirable under the circumstances. In determining the Canadian dollar equivalent per share of a distribution in a foreign currency or in kind the directors of the Corporation may rely on the reasonable advice of independent experts, and such directors shall not be subject to liability because of their reasonable reliance on, or for any action taken in reasonable reliance on, the advice given by such experts.

5.       RESTRICTIONS ON DISTRIBUTIONS ON JUNIOR SHARES

         5.1 So long as any of the Exchangeable Preference Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Preference Shares given as specified in section 9 hereof:

         (a) pay any dividends on the Class A Common Shares or on shares of any other class of shares of the Corporation ranking junior to the Exchangeable Preference Shares with respect to priority in the payment of dividends;

         (b) redeem or purchase or make any capital distribution in respect of the Class A Common Shares or shares of any other class of shares of the Corporation ranking junior to the Exchangeable Preference Shares with respect to priority in the payment of dividends or on liquidation distributions;

         (c)      purchase less than all of the Exchangeable Preference Shares;

         (d) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Preference Shares with respect to the payment of dividends or on liquidation distributions; or

         (e) issue any Exchangeable Preference Shares or any other shares of the Corporation ranking equally with the Exchangeable Preference Shares.

unless all dividends accrued on the Exchangeable Preference Shares shall have been declared and paid in full or an amount set aside for such payment.

6.       PURCHASES OF EXCHANGEABLE PREFERENCE SHARES

         6.1 The Corporation may, at any time and from time to time, purchase for cancellation the whole or any part of the Exchangeable Preference Shares at the lowest price at which, in the opinion of the directors of the Corporation, such shares are obtainable.


         6.2 The directors may issue authorized but unissued Class A Common Shares in exchange for Exchangeable Preference Shares acquired by the Corporation in satisfaction of the purchase price therefor and, unless otherwise required by the Ontario Business Corporations Act (the "Act"), a purchase of Exchangeable Preference Shares in exchange for Class A Common Shares shall be deemed to be a conversion of Exchangeable Preference Shares into Class A Common Shares for the purposes of any adjustments to the stated capital accounts maintained for the Exchangeable Preference Shares and the Class A Common Shares.


7.       DISTRIBUTION ON LIQUIDATION

         7.1 The "Basic Liquidation Amount" per Exchangeable Preference Share shall on any date be and mean the Canadian dollar equivalent of an amount equal to the quotient obtained by dividing:

         (a) the aggregate value on such date, determined as hereinafter provided, of the property and assets of Ultra available for distribution to the holders of Ultra Common Shares upon a liquidation of Ultra on such date, by

         (b) the sum of (i) the aggregate number of Ultra Common Shares issued and outstanding on such date plus (ii) the product obtained by multiplying the aggregate number of Exchangeable Preference Shares issued and outstanding on such date by the Exchange Rate in effect on such date.

         7.2 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Exchangeable Preference Shares shall be entitled to receive from the property and assets of the Corporation in respect of each Exchangeable Preference Share held, before any distribution of any part of the assets of the Corporation among the holders of Class A Common Shares or shares ranking junior to the Exchangeable Preference Shares, an amount equal to the Basic Liquidation Amount, together with an amount equal to all dividends accrued and unpaid on such Exchangeable Preference Shares.

         7.3 The Corporation may, at its option, and subject to the OBCA, satisfy its obligation to pay the Basic Liquidation Amount to the holders of the Exchangeable Preference Shares by either paying such amount in cash or by transferring or causing to be transferred to each holder of Exchangeable Preference Shares a number of Ultra Common Shares equal to the product obtained by multiplying the number of Exchangeable Preference Shares registered in the name of such holder by the Exchange Rate.

         7.4 After the Corporation has paid or satisfied its obligations to pay the holders of the Exchangeable Preference Shares the amount, if any, payable to them pursuant to subsection 7.2 hereof, such holders shall not be entitled to share in any further distribution of the property or assets of the Corporation

         7.5 The board of directors of the Corporation shall determine the value of the properties and assets of Ultra for the purposes of this section 7 and in so doing shall obtain and rely upon one or more valuations of such property and assets prepared by independent qualified financial advisors. Copies of such reports shall be made available to each holder of Exchangeable Preference Shares. The value so determined by the directors, when certified by the auditors of the Corporation, shall be deemed, for the purposes of this section 7, to be the value of the property and assets of Ultra The directors shall not, however, be required to make a determination of such value or to obtain such valuations if the Corporation satisfies its obligation to pay the Basic Liquidation Amount in respect of each Exchangeable Preference Share by making the distribution of Ultra Common Shares provided for in paragraph 7.3 hereof.

8.       VOTING RIGHTS


         8.1 Except as hereinafter provided, the holders of the Exchangeable Preference Shares shall not, as such, have any voting rights for the election of directors or for any other purpose, nor shall the holders of Exchangeable Preference Shares be entitled to receive notice of or to attend any meeting of shareholders of the Corporation. If, however, within the 12 months immediately following payment or distribution of any dividend upon the Ultra Common Shares, the Corporation does not declare and pay or distribute an equivalent dividend on the Exchangeable Preference Shares as provided in section 2.3 hereof, then from and after the expiration of such 12 month period and until such dividend has been declared and paid or distributed, each Exchangeable Preference Share shall entitle the holder thereof to notice of and to vote at all meetings of shareholders of the Corporation at which the holders of Common Shares may vote, and the number of votes attaching to each Exchangeable Preference Share shall be such that all of the then outstanding Exchangeable Preference Shares together shall entitle the holders thereof to exercise 51% of all the votes that may be exercised at such meeting.

9.       APPROVAL OF HOLDERS OF EXCHANGEABLE PREFERENCE SHARES


         9.1 The approval of the holders of the Exchangeable Preference Shares as to any matters referred to in these provisions may be given as specified below:


         (a) Any approval given by the holders of Exchangeable Preference Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of at least 66 2/3% of the outstanding Exchangeable Preference Shares or by a resolution passed at a meeting of holders of Exchangeable Preference Shares duly called and held upon not less than 21 days' notice at which the holders of at least 25% of the outstanding Exchangeable Preference Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting. If at any such meeting of the holders of 25% of the outstanding Exchangeable Preference Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman appointed by those present, and not less than 10 days' written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of Exchangeable Preference Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting shall constitute the approval of the holders of the Exchangeable Preference Shares.

         (b) On every poll taken at every such meeting every holder of Exchangeable Preference Shares shall be entitled to one vote in respect of each Exchangeable Preference Share held Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the Act and the by-laws of the Corporation with respect to meetings of shareholders.

                              CLASS A COMMON SHARES

         The rights, privileges, restrictions and conditions attaching to the Class A Common Shares are as follows:

1.       DIVIDENDS

         1.1 The holders of the Class A Common Shares shall have the right to receive such dividends (if any) as the directors in their discretion may declare.

2.       VOTING RIGHTS

         2.1 The holders of the Class A Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and each Class A Common Share held shall confer the right to one
(1) vote in person or by proxy at all meetings of the shareholders of the Corporation.

3.       RETURN OF CAPITAL


         3.1 Subject to the prior rights of the holders of the Exchangeable Preference Shares and any shares ranking above the Class A Common Shares, upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or upon any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, the holders of the Class A Common Shares shall be entitled to receive all of the remaining property and assets of the Corporation available for distribution.

                                   EXHIBIT "D"

                       EXCHANGE AGENCY AND TRUST AGREEMENT

         This EXCHANGE AGENCY AND TRUST AGREEMENT (the "Agreement") made and entered into as of this ______ day of _______________, 1994, by and among:

         ULTRA CAPITAL CORP., a Nevada corporation;

         (hereinafter called ("Tracker U.S.")

                                     - and -

         THE TRACKER CORPORATION, a corporation organized and existing under the Ontario Business Corporations Act;

         (hereinafter called "Tracker")

                                     - and -

         MONTREAL TRUST COMPANY, a corporation organized and existing under the laws of the Province of Ontario;

         (their successors or assigns hereunder, hereinafter called the "Trustee").

W I T N E S S E T H:

         WHEREAS, pursuant to Articles of Arrangement dated ___________, 1994, (the "Articles of Arrangement"), which have been duly approved by the Board of Directors and the shareholders of Tracker, Tracker proposes to amend its Articles to provide for a change, redesignation and division (the "Reclassification") of certain shares of its issued and outstanding capital, which Reclassification shall become effective upon the issuance of a Certificate of Arrangement by the Director appointed under the Ontario Business Corporations Act (the "Effective Date");

         WHEREAS, pursuant to the provisions of the Articles of Arrangement, all of the issued and outstanding common shares of Tracker will be changed, redesignated and divided into a new class of shares designated as "Exchangeable Preference Shares" (the "Tracker Exchangeable Preference Shares");

         WHEREAS, pursuant to the terms and conditions of the Reorganization Agreement dated as of May 26, 1994, among Tracker and Tracker U.S. (the "Reorganization

Agreement") and the provisions of the respective charters of Tracker U.S. and Tracker, as amended or to be amended in contemplation of the Reclassification,
(i) the Tracker Exchangeable Preference Shares are to be exchangeable for Tracker U.S. Common Shares (as hereinafter defined); and (ii) voting rights in Tracker U.S. are to be afforded to the holders, from time to time, of Tracker Exchangeable Preference Shares, and accordingly a procedure is to be established whereby such voting rights will be exercisable by such holders by and through a trustee, who will hold legal title to the shares of capital stock of Tracker U.S. to which such voting rights appertain for the benefit of such holders, and a procedure is to be established whereby the holders, from time to time, of Tracker Exchangeable Preference Shares may exchange such shares for Tracker U.S. Common Shares.

         NOW THEREFORE, in consideration of these premises and the mutual covenants herein set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in order (i) to provide for the exchange of Tracker Exchangeable Preference Shares for Tracker U.S. Common Shares by the holders, from time to time, of Tracker Exchangeable Preference Shares, and to provide the procedure for effecting such exchanges, (ii) to declare the terms and provisions upon and subject to which the Trustee is to receive, hold, administer and dispose of certain shares of Tracker U.S. Voting Stock (as hereinafter defined), and (iii) to provide that Tracker U.S. shall not declare cash dividends on the Tracker U.S. Common Shares without causing Tracker to declare a corresponding cash dividend on the Tracker Exchangeable Preference Shares, the parties hereto hereby agree as follows:

1.       ISSUANCE OF TRACKER U.S. VOTING STOCK

         1.01 On the Effective Date, or as soon thereafter as is practicable, at the direction and on behalf of _____________ [Settlor], Tracker U.S. shall, as part of the consideration for the Tracker Class A Common Shares received by Tracker U.S. pursuant to the Reorganization Agreement, issue to the Trustee shares of Tracker U.S. Voting Stock in a number at least equal to the number of Tracker Exchangeable Preference Shares then outstanding, to have and to hold such shares as herein provided, for the respective use and benefit of the Beneficiaries (as hereinafter defined), upon and subject to the terms and conditions as hereinafter provided.

         1.02 In the event that at any time the number of shares of Tracker U.S. Voting Stock then held by the Trustee shall be insufficient to afford the then holders of Tracker Exchangeable Preference Shares the number of votes per share which such holders shall be then entitled to exercise pursuant to Article 6 of this Agreement, [Settlor] shall forthwith purchase from Tracker U.S. for the price of $0.001 per share, and settle on the Trust (as hereinafter defined) for the benefit of such holders, and Tracker U.S. shall so sell for such price and such purposes, such number of shares of Tracker U.S. Voting Stock as may be necessary to afford such holders such voting rights as they are entitled.

         1.03 In the event that [the Settlor] shall fail to fulfill its obligations under section 1.02 hereof, Tracker U.S. shall, so long as it is legally entitled to do so under applicable law, forthwith declare a stock dividend on the Tracker U.S. Voting Stock, in an amount sufficient to afford the then holders of Tracker Exchangeable Preference Shares the number of votes that they are then entitled to exercise pursuant to Article 6 hereof.

         1.04 Subject to Article 12 hereof, the stock certificate or certificates representing the Shares shall at all times be held in a safe deposit or custodial account, for and on behalf of the Trustee, with a bank or trust institution situated in the Province of Ontario selected by the Trustee.

2.       RESERVATION AND ISSUANCE OF TRACKER U.S. COMMON SHARES

         Tracker U.S. shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting exchanges for Tracker Exchangeable Preference Shares, the full number of Tracker U.S. Common Shares deliverable upon the exchange of all shares of Tracker Exchangeable Preference Shares then outstanding (including as shares outstanding for this purpose the aggregate number of Tracker Exchangeable Preference Shares which would be issuable upon conversion of all Warrants and other securities issued by Tracker which are convertible into Tracker Exchangeable Preference Shares then outstanding); and Tracker U.S. shall issue, from time to time, to holders of Tracker Exchangeable Preference Shares, through the Trustee pursuant to this Agreement, Tracker U.S. Common Shares, upon presentation by such holders to the Trustee, in the manner hereinafter provided, of their Tracker Exchangeable Preference Shares.

3.       DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

         (a) "BENEFICIARIES" shall mean the holders from time to time of Tracker Exchangeable Preference Shares including, where applicable, the holders of any Warrants or other securities issued by Tracker which are convertible into Tracker Exchangeable Preference Shares;

         (b) "BUSINESS DAY" shall mean a day upon which chartered banks are generally open for business in Toronto, Ontario;

         (c)      "EXCHANGE RATE" shall have the meaning set forth in Section
                  7.02 of this Agreement;

         (d)      "LIST" shall have the meaning described thereto in Section
                  6.05 hereof;

         (e) "SHARES" shall mean the shares of Tracker U.S. Voting Stock deposited with the Trustee, from time to time, pursuant to this Agreement;

         (f) "SPECIAL RESOLUTION" shall mean a resolution passed at meetings duly called and held in accordance with the by-laws of Tracker then in effect by not less than two-thirds of the votes cast by the holders of each class of shares in the capital of Tracker (other than the Tracker Common Shares) entitled by the Ontario Business Corporations Act at that time to vote in respect of a change in the rights, privileges, restrictions, or conditions of the Tracker Exchangeable Preference Shares;

         (g) "TRACKER EXCHANGEABLE PREFERENCE SHARES" shall mean the Tracker Exchangeable Preference Shares of Tracker resulting from the Reclassification, and shall include any additional such shares issued from time to time by Tracker thereafter;

         (h) "TRACKER U.S. COMMON SHARES" shall mean shares of Common Stock, par value $1.00 per share, of Tracker U.S.;

         (i) "TRACKER U.S. VOTING STOCK" shall mean shares of Voting Stock, par value $0.0001 per share, of Tracker U.S.;

         (j)      "TRUST" shall mean the trust created by this Agreement;

         (k) "TRUST ESTATE" shall mean the Shares, any other securities and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement; and

         (l) "WARRANTS" means the stock purchase warrants to purchase common shares of Tracker which were issued by Tracker on or before June 8, 1994 and which may be exercised on or before June 7, 1996;

4.       PURPOSES OF AGREEMENT, GENERAL DUTIES, RIGHTS AND POWERS OF TRUSTEE

         4.01     The purposes of this Agreement are:

         (a) To create the Trust to hold the Shares and to exercise the voting rights thereof for an on behalf of the Beneficiaries as herein provided;

         (b) To provide for the issuance of Tracker U.S. Common Shares to the holders, from time to time, of Tracker Exchangeable Preference Shares in exchange for such Tracker Exchangeable Preference Shares, as hereinafter provided; and

         (c) To evidence the agreement of Tracker U.S. not to declare any cash dividends on the Tracker U.S. Common Shares unless it shall cause Tracker to declare an equivalent cash dividend on the Tracker Exchangeable Preference Shares.

         4.02 Subject to Article 12 of this Agreement, all of the shares of Tracker U.S. Voting Stock issued, from time to time, by Tracker U.S. shall be issued to, deposited with and held of record by the Trustee. During the term of the Trust, and subject to the terms and conditions hereof, the Trustee shall possess and be vested with full legal ownership of all Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to all Shares; provided, however, that the Trustee shall at all times hold all Shares and the legal title thereof solely for the benefit of the Beneficiaries; and provided, further, that, except as specifically authorized by this Agreement, the Trustee shall have no power or authority to sell, transfer, vote or otherwise deal in or with the Shares and no part of the Shares shall be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created as set forth herein.

         4.03 Tracker shall use its best efforts to cause each certificate representing Tracker Exchangeable Preference Shares to bear an appropriate legend notifying the holder thereof of (i) his beneficial ownership of a corresponding number of Shares deposited with the Trustee, (ii) his right to instruct the Trustee with respect to the voting of such Shares, and (iii) the rights of such holder to exchange the Tracker Exchangeable Preference Shares represented by such certificate through the Trustee for Tracker U.S. Common Shares, pursuant to the terms and conditions of this Agreement.

         4.04 The Trustee shall invest any monies forming, from time to time, a part of the Trust Estate in demand or time deposits or short-term certificates of deposit issued by any bank, or short-term guaranteed investment certificates issued by the Trustee.

         4.05 The Trustee shall keep available for inspection by Tracker U.S. and Tracker, at its principal corporate trust office in Toronto, Ontario, correct and complete books and records of account relating to the Trust created hereby.

         4.06 The powers, duties and authorities of the Trustee hereunder are limited to holding title to the Trust Estate, voting the Shares in accordance with the provisions of this Agreement, granting proxies as provided in this Agreement, and distributing to the holders, from time to time, of Tracker Exchangeable Preference Shares the Tracker U.S. Common Shares (and, in the case of a distribution of the Shares pursuant to Article 12 hereof, shares of Tracker U.S. Voting Stock and any monies distributable pursuant to Article
12) to which such holders are entitled, all as provided herein. However, in the exercise of such power and authority and the discharge of such duties, the Trustee shall have, and is hereby granted, such incidental and additional powers and authority not in conflict with any of the provisions hereof as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effectuate the purposes of this Trust. Any exercise of such discretionary powers by the Trustee shall be final and conclusive upon all Beneficiaries and upon all persons whomsoever. The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

         4.07 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any Beneficiary (except for the exercise of its power to vote the Shares pursuant to Article 6 hereof, subject to Section 6.10 hereof) unless such Beneficiary shall have furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         4.08 No bond shall be required of the Trustee and no successor trustee appointed hereunder shall be required to furnish a bond.

         4.09 The Trustee shall not be held liable for any loss which may occur by reason of depreciation in the value of any part of the Trust Estate, or for any loss incurred on any investment of funds made pursuant to Section 4.04 hereof, except to the extent that such loss is attributable to fraud, gross negligence, wilful misconduct or bad faith on the part of the Trustee.

         4.10 On or before May 31st in every year hereafter, so long as any Shares are on deposit with the Trustee, the Trustee shall transmit to Tracker U.S. and Tracker a brief report, dated as of the preceding March 31, with respect to (a) the property and funds comprising the Trust Estate as of such date, (b) the number of exchanges and the aggregate number of Tracker Exchangeable Preference Shares so exchanged for Tracker U.S. Common Shares by the Trustee on behalf of holders of Tracker Exchangeable Preference Shares during the fiscal year ended on such date, and (c) any action taken by the Trustee in the performance of its duties under this Agreement which it has not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate. In addition, the Trustee shall promptly transmit to the Beneficiaries a brief report concerning the occurrence of any event which, in the Trustee's opinion, materially affects the Trust Estate.

         4.11 The Trustee shall, to the extent n prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which Tracker Exchangeable Preference Shares are traded.

         4.12 Tracker and Tracker U.S. hereby irrevocably authorize the Trustee to (a) consult, communicate and otherwise deal with, at any time, the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Tracker Exchangeable Preference Shares, the Tracker U.S. Voting Stock and the Tracker U.S. Common Shares, and (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement, and (ii) from the respective transfer agents of the Tracker Exchangeable Preference Shares and the Tracker U.S. Common Shares and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise of the right to exchange Tracker Exchangeable Preference Shares for Tracker U.S. Common Shares in the manner specified in Article 7 hereof. Tracker and Tracker U.S. hereby irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Tracker and Tracker U.S. will supply their respective transfer agents with duly executed share certificates for the purpose of effecting exchanges of shares pursuant to Article 7 hereof, and Tracker U.S. will provide or otherwise make available any cash or scrip certificates which may be issuable as provided in Section 7.08 of this Agreement.

         4.13 (a) The Trustee hereby acknowledges that the Shares are redeemable, in whole or in part, at any time by Tracker U.S. and agrees to surrender the Shares, or any portion thereof, to Tracker U.S. upon demand, for the amount of $0.0001 per share of Tracker U.S. Voting Stock so redeemed; provided, however, that Tracker U.S. shall not redeem any of the Shares, and the Trustee shall not be obligated to comply with a demand for any such redemption, to the extent that the number of Shares remaining with the Trustee after such redemption is less than the number of such shares necessary to afford the holders of Tracker Exchangeable Preference Shares then outstanding the voting rights to which such holders are entitled pursuant to Article 6 hereof.

                  (b) In the event of any distribution of the Shares pursuant to
Article 12 of this Agreement, Tracker U.S. shall not thereafter redeem any shares of Tracker U.S. Voting Stock from any holder thereof except to the extent that such holder owns of record or beneficially, directly or indirectly, a number of such shares in excess of the number necessary to confer on such holder the voting rights to which such holder is entitled pursuant to Section 6.02 hereof on account of his ownership of a corresponding number of Tracker Exchangeable Preference Shares. For purposes of this subsection 4.13(b),
Tracker U.S. may treat each person in whose name shares of Tracker U.S. Voting Stock or Tracker Exchangeable Preference Shares are registered as the owner of such shares.

                  (c) Any fraction of a cent payable to the Trustee or any other holder of shares of Tracker U.S. Voting Stock on account of any redemption or purchase thereof shall be rounded upward to the nearest whole cent.

5.       ACCEPTANCE OF TRUST

         The Trustee hereby accepts the Trust and assumes the duties hereby created and imposed upon it, subject to the following terms and conditions:

         (a) The Trustee shall not be liable for any action (including, without limitation, the voting of the Shares deposited hereunder) taken or omitted to be taken by it hereunder or in connection herewith except for its own gross negligence, wilful misconduct or bad faith.

         (b) The Trustee may consult with legal counsel, who may be legal counsel for Tracker U.S. or Tracker, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Trustee hereunder in good faith and in reliance thereon.

         (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

         (d) The Trustee may own stock or other securities (including evidences of indebtedness) of Tracker U.S. of Tracker to the same extent and in the same manner as though it were not the Trustee hereunder. The Trustee shall not be disqualified from acting as registrar, transfer agent, paying agent or in any fiduciary capacity for, or from engaging in customary business and banking activities for or with, any Beneficiary, Tracker U.S. or Tracker.

         (e) The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any instruction, advice, notice, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties and, subject to subsection 5(a) and 5(b) hereof, shall be under no liability with respect to any action taken or omitted to be taken in accordance with such instruction, advice, notice, opinion or other document.

         (f) The Trustee shall not be required to exercise any of the rights and powers vested in it hereby which would violate any applicable law or which in its reasonable judgment would involve it in any expense or liability, including, without limitation, the payment of any taxes, unless it shall have been furnished with reasonable security or indemnity against such expenses and liabilities which might be incurred by it in exercising any such rights or powers and Tracker U.S. and Tracker jointly and severally undertake and agree to provide such security and indemnity as may be required.

         (g) The Trustee undertakes to perform such duties and only such duties as set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

         (h) The Trustee may treat the person in whose name any shares of Tracker Exchangeable Preference Shares are registered as the owner of such shares for all purposes whatsoever.

         (i) The Trustee may at any time request written instructions from Tracker U.S. or Tracker with respect to the interpretation of this Agreement or any action to be taken or suffered or not taken hereunder and shall be entitled to withhold action hereunder until it shall have received such written instructions from Tracker U.S. or Tracker.

         (j) The Trustee shall not be bound to make any investigation into the facts or matters stated in any instruction, advice, notice, opinion or other document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matter as it may see fit.

6.       VOTING OF SHARES; DISTRIBUTION TO BENEFICIARIES

         6.01 The Trustee, as the stockholder of record of the Shares, shall be entitled to one vote for each such Share held by it. All of the voting rights with respect to any Shares held by the Trustee from time to time shall be and remain vested in and exercised by the Trustee, including the right to consent to or to vote in person or by proxy all or any of such Shares upon any matter, question or proposition whatsoever that may properly come before the stockholders of Tracker U.S.; provided, however, that subject to Section 6.10 hereof, the Trustee shall vote such Shares held by it only to the extent that it is instructed to do so pursuant to this Article 6 by the holders of Tracker Exchangeable Preference Shares issued and outstanding and entitled to instruct the Trustee as to the voting thereof at the time such vote is held.

         6.02 Each holder, from time to time, of Tracker Exchangeable Preference Shares (except Tracker and Tracker U.S.) shall be entitled to instruct the Trustee with respect to the voting of (or to vote personally, in the event that (i) the Shares have been distributed to the Beneficiaries pursuant to Article 12 hereof, or (ii) such holder has elected to attend the meeting of stockholders of Tracker U.S. in accordance with Section 6.06 hereof) the number of shares of Tracker U.S. Voting Stock corresponding to the number of whole Tracker U.S. Common Shares for which Tracker Exchangeable Preference Shares owned by such holder are then exchangeable.

         6.03 Upon receipt by the Trustee of notice of a meeting of the stockholders of Tracker U.S., the Trustee shall, as soon as practicable thereafter, mail or cause to be mailed to each of the holders of Tracker Exchangeable Preference Shares specified in the List (as defined in Section 6.05 hereof) provided by Tracker to the Trustee (a) a copy of such notice, (b) a statement that such holder is entitled to instruct the Trustee as to the exercise of the voting rights pertaining to a specified number of Shares at such meeting or, pursuant to Section 6.06 hereof, to attend such meeting of stockholders and to personally vote such Shares, which number shall be equal to the number of whole Tracker U.S. Common Shares for which the Tracker Exchangeable Preference Shares held of record by such holder at the close of business on a specified record date (which shall be the record date established by Tracker U.S. Common Shares for purposes of determining stockholders entitled to vote at such meeting) are exchangeable on such record date, (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Trustee to give (i) a proxy to such holder to vote personally such Shares as to which such holder is entitled to instruct the Trustee, or (ii) a proxy to a designated agent or other representative of the board of directors of Tracker U.S. and (d) a form of direction whereby the holders of such Tracker Exchangeable Preference Shares may so direct and instruct the Trustee.

         6.04 Tracker U.S. shall forward promptly to the Trustee copies of all proxy materials, information statements, reports and other written communications which are distributed to holders of Tracker U.S. Shares in sufficient quantities for the Trustee to forward the same to each Beneficiary. The Trustee shall make available for inspection by any Beneficiary at its principal corporate trust office in Toronto, any and all proxy or information statements, reports or other communications received from Tracker U.S. which are
(a) both (i) received by the Trustee as the holder of the Shares and (ii) publicly made available by Tracker U.S. to the holders of Tracker U.S. Common Shares, or (b) specifically directed to the Beneficiaries. The Trustee shall also promptly mail to each Beneficiary, at the expense of Tracker U.S., copies of such materials received by the Trustee from Tracker U.S. The Trustee is hereby authorized but shall not be required, to send other and additional notices to the Beneficiaries.

         6.05 Tracker shall (a) prior to any annual meeting of stockholders of Tracker U.S., or (b) forthwith upon (i) any calling by Tracker U.S. of any special meeting of its stockholders, or (ii) any request made at any time by the Trustee in writing, prepare or cause to be prepared a list (each such list from time to time prepared is herein called a "List") of the holders of Tracker Exchangeable Preference Shares arranged in alphabetical order and showing the number of (x) the Shares that each such holder is entitled to instruct the Trustee as to the exercise of the voting rights pertaining thereto, and (y) the Tracker Exchangeable Preference Shares held by each such shareholder, in each such case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a meeting of stockholders of Tracker U.S., at the close of business on the record date established by Tracker U.S. for such meeting, which List shall be delivered to the Trustee within 2 business days after receipt by Tracker of such request or the record date for such meeting, as the case may be.

         6.06 (a) Any person named in a List prepared in connection with any meeting of stockholders of Tracker U.S. shall be entitled (i) to instruct the Trustee in the manner described in Section 6.03 hereof with respect to the exercise of the voting rights pertaining to, or (ii) to attend such meeting and personally to exercise thereat, as the proxy of the Trustee, the voting rights pertaining to a number of Shares equal to the number of whole shares of Tracker U.S. Common Shares for which the Tracker Exchangeable Preference Shares shown opposite his name on the List are exchangeable, except, in each case, to the extent that such person has transferred (whether by the exercise of his right of exchange or otherwise) the ownership of any such Tracker Exchangeable Preference Shares after the close of business on the record date for such meeting.

                  (b) Any bona fide transferee of Tracker Exchangeable Preference Shares after the close of business on such record date shall be entitled to instruct the Trustee with respect to the exercise of the voting rights of the Shares pertaining to such Tracker Exchangeable Preference Shares or to attend such meeting of stockholders of Tracker U.S. and to personally exercise such voting rights if, not later than 10 business days prior to such meeting of stockholders of Tracker U.S., such transferee delivers written notice to the Trustee of his intention to so instruct the Trustee or to so attend and vote and, within 5 business days of such meeting, (i) produces for inspection by the Trustee at its principal corporate trust office in Toronto, Ontario property endorsed share certificates for such Tracker Exchangeable Preference Shares, or
(ii) otherwise establishes to the satisfaction of the Trustee that he is the bona fide owner of such shares.

         6.07 The Trustee, if so instructed in writing by a Beneficiary, shall attend the meeting of stockholders of Tracker U.S. at which the Beneficiary is entitled to vote and vote the appropriate number of Shares in accordance with such instructions; provided, however, that such written instructions are received by the Trustee not later than 2 business days prior to the date of such meeting.

         6.08 The Trustee shall cause to attend each meeting of stockholders of Tracker U.S. a representative who is empowered by it to sign and deliver on behalf of the Trustee proxies which permit Beneficiaries to exercise the number of votes which they are respectively entitled to exercise at such meeting. Such representative shall sign and deliver to any Beneficiary a proxy to vote personally the Shares as to which such Beneficiary is entitled to instruct the Trustee, if such Beneficiary has either (i) not previously given the Trustee instruction pursuant to Section 6.02 in respect of such meetings, or (ii) desires to revoke any such previous instructions; and (iii) revokes such previous instructions and requests such representative to give such proxy.

         6.09 Any distribution of written materials by the Trustee pursuant to this Agreement shall be delivered in person or sent by mail to each Beneficiary at his address as shown on the books of Tracker. Tracker covenants and agrees to provide or cause to be provided to the Trustee for this purpose, without charge or other expense, (i) current lists of the registered holders of Tracker Exchangeable Preference Shares and (ii) upon the request of the Trustee, mailIng labels, in order to enable the Trustee to carry out its duties under this Agreement.

         6.10 If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Shares, or if there should be any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole election, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any voting rights with respect to the Shares subject to such conflicting claims or demands or not to make a payment or distribution, if any, in respect of such Shares and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until (a) the rights of all adverse claimants with respect to the Shares subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction or (b) all differences with respect to the Shares subject to such conflicting claims or demands have been adjusted and conclusively settled by valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement. H the Trustee shall elect to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnity it as between all conflicting claims or demands.

         6.11 Notwithstanding the fact that the Shares, by their terms, are not entitled to participate in any dividends of Tracker U.S., in the event that the Trustee shall receive any cash distribution by Tracker U.S. on account of any Shares then held by the Trustee pursuant to this Agreement, the Trustee shall distribute the amount so received to the Beneficiaries entitled thereto, in proportion to the number of Tracker Exchangeable Preference Shares then held by them respectively; provided, however, that if Tracker U.S. or the Trustee shall be required to withhold and does withhold from any such cash distribution in respect of any Shares an amount on account of taxes, the amount distributed to the Beneficiaries shall be reduced accordingly. The Trustee shall not be called upon to make any payments in respect of cash distributions out of its own funds but shall merely be required to transmit to the Beneficiaries entitled thereto any funds which the Trustee may be entitled to receive in respect of the Shares less the taxes referred to above. The Trustee shall have no obligation to determine if the proper amount of cash distribution has been declared or paid to it by Tracker U.S. or whether the proper amount of taxes has been paid or withheld by Tracker U.S. with respect to any such cash distribution

         6.12 All of the rights of a holder of Tracker Exchangeable Preference Shares as the beneficial owner of a corresponding number of Shares, including the right to instruct the Trustee with respect to the voting of such Shares, shall be deemed to be surrendered and shall cease immediately upon the delivery by such holder to the Trustee of the certificate or certificates representing such Tracker Exchangeable Preference Shares and a request for exchange thereof, as specified in Section 7.03 hereof.

7.       EXCHANGE PRIVILEGES

         7.01 Subject to the terms and conditions hereinafter set forth, the holders from time to time of Tracker Exchangeable Preference Shares shall have the right to exchange such shares through the Trustee for Tracker U.S. Common Shares at the then applicable Exchange Rate and Tracker U.S. shall so exchange such shares.

         7.02 As used herein, the term "Exchange Rate" shall mean the rate at which Tracker Exchangeable Preference Shares are exchangeable for Tracker U.S. Common Shares, which rate, subject to adjustment from time to time in accordance with Article 8 hereof, shall be one (1) Tracker U.S. Common Share in exchange for each Tracker Exchangeable Preference Share.

         7.03 A holder from time to time of Tracker Exchangeable Preference Shares shall be entitled to require the Trustee to exchange at any time, or from time to time

         (a) on or after the earlier of either (i) one (1) year following the Effective Date, or (ii) such day as shall be designated by the board of directors of Tracker; and

         (b) on or before the date (the "Expiry Date") which is five (5) years following the Effective Date,

all or any of the Tracker Exchangeable Preference Shares registered in the name of such holder on the books of Tracker for Tracker U.S. Common Shares, upon delivery to the Trustee, in person or by certified or registered mall, at __________________________________ or at such other address or addresses as the Trustee may from time to time designate by written notice to the holders of Tracker Exchangeable Preference Shares, of the certificate or certificates representing the Tracker Exchangeable Preference Shares which the bolder desires to exchange for Tracker U.S. Common Shares, duly endorsed in blank and accompanied by such instruments of transfer, in form satisfactory to Tracker U.S. and the Trustee, as they may require, together with (a) a notice in writing stating that such election to exchange has been made and specifying the number of shares of Tracker Exchangeable Preference Shares as to which such election is made and (i) the name or names in which the certificate or certificates representing the Tracker U.S. Common Shares issuable upon such exchange are to be issued, and (ii) if such election to exchange covers less than all of the Tracker Exchangeable Preference Shares represented by the certificate or certificates so delivered to the Trustee, the name or names in which the certificate or certificates representing the remaining Tracker Exchangeable Preference Shares are to be issued, and (b) payment of the stock transfer tax (if any) payable pursuant to Section 7.06 of this Agreement. Failure by any holder of Tracker Exchangeable Preference Shares to exercise such rights of exchange on or before the Expiry Date with respect to all of such holder's Tracker Exchangeable Preference Shares shall result in a deemed exercise of this election relating to all Tracker Exchangeable Preference Shares then held by such holder as at the Expiry Date.

         7.04 As promptly as practicable after receipt of such stock certificates and notice (and payment of taxes, if any), the Trustee shall notify Tracker U.S. (and Tracker, in the case of any partial exercise of the election to exchange) of its receipt of the same and Tracker U.S. shall cause to be issued and delivered to the Trustee, for delivery to the holder making such election to exchange (a) a certificate or certificates for the number of Tracker U.S. Common Shares issuable upon such exchange, and (b) in the case of any partial exercise of the election to exchange, Tracker shall cause to be issued and delivered to the Trustee for delivery to the holder making such partial exercise, a certificate or certificates representing the Tracker Exchangeable Preference Shares as to which such election has not been made; provided, however, that no such issuance and delivery shall be made unless and until the holder requesting the same shall have paid to the Trustee for the benefit of Tracker U.S. or Tracker, as appropriate, the amount of any stock transfer tax payable pursuant to Section 7.06 of this Agreement, or shall have established to the satisfaction of Tracker U.S. and Tracker that such tax, if any, has been paid. Upon the exercise of the election to exchange as provided in
Section 7.03 hereof, the holder of the Tracker Exchangeable Preference Shares covered thereby shall be deemed to have transferred to Tracker U.S. all of his right, title and interest therein and in the related Shares. Tracker U.S. may at any time thereafter require the Trustee to transfer such Shares to it.

         7.05 The registered bolder of any Tracker Exchangeable Preference Shares on the record date for any dividend payable on such share shall be entitled to such dividend notwithstanding the fact that such shares shall have been exchanged for Tracker U.S. Common Shares after such record date and before the payment date of such dividend. Subject to the foregoing, upon the exchange of any Tracker Exchangeable Preference Share there shall be no adjustment by Tracker, by Tracker U.S. or by any holder of Tracker Exchangeable Preference Shares on account of any dividends on any Tracker Exchangeable Preference Share so exchanged.

         7.06 Upon any exchange of Tracker Exchangeable Preference Shares, the stock certificate or certificates representing the Tracker U.S. Common Shares exchangeable therefor and, in the case of any partial exercise of the election to exchange, the certificate or certificates representing the Tracker Exchangeable Preference Shares as to which such election has not been made, shall be issued in the name of the holder of the Tracker Exchangeable Preference Shares exchanged or in such name or names as such holder may direct in writing in the notice referred to in Section 7.03 hereof, without charge to the holder of the Tracker Exchangeable Preference Shares so exchanged, provided, however, that such holder shall pay, and neither Tracker U.S. nor Tracker nor the Trustee shall be required to pay, any documentary, stamp or other transfer taxes that may be payable in respect of any transfer taxes that may be payable in respect of any transfer involved in the issuance and delivery of such shares to a person other than such holder.

         7.07 The right of a holder of Tracker Exchangeable Preference Shares to exchange the same with Tracker U.S. for Tracker U.S. Common Shares shall be deemed to have been exercised and the holder of the Tracker Exchangeable Preference Shares to be exchanged (or any person or persons in whose name or names such holder of Tracker Exchangeable Preference Shares shall have directed a certificate or certificates representing Tracker U.S. Common Shares be issued as provided in Section 7.03 hereof) shall be deemed to have become a holder of Tracker U.S. Common Shares for all purposes, on the date or dates of receipt by the Trustee of the certificate or certificates representing the Tracker Exchangeable Preference

Shares to be exchanged, accompanied by the notice in writing referred to in
Section 7.03 hereof and payment of the applicable stock transfer tax (if any) referred to in Section 7.06 hereof, notwithstanding any delay in the delivery of the certificate or certificates representing the Tracker U.S. Common Shares for which such Tracker Exchangeable Preference Shares have been exchanged.

         7.08 Tracker U.S. shall not be required to issue fractional shares in satisfaction of the exchange rights herein provided but in lieu thereof may, at its option, in respect of any fractional interest resulting from any exercise of exchange rights, either pay a cash adjustment or issue or cause to be issued non-voting and non-dividend-bearing scrip certificates, in such form as may be approved by the board of directors of Tracker U.S., which scrip certificates shall, subject to the conditions thereof, entitle the holder thereof to receive a certificate for a full Tracker U.S. Common Share by exchanging scrip certificates aggregating a full Tracker U.S. Common Share. The amount of any cash adjustment paid on account of a fractional interest in a Tracker U.S. Common Share shall equal the same fraction of the last round lot sale price (or average of the bid and asked prices if there were no sales) per Tracker U.S. Common Share on the business day next preceding the date of the particular exercise of exchange rights for (or the second preceding business day if the Tracker U.S. Common Shares were quoted on such day but not on the next preceding business day), on that one of the stock exchanges or other securities markets on which said shares were being most actively traded. When scrip certificates are issued and such scrip certificates may contain provisions to the effect that, after the expiration of one year from their date of issuance, Tracker U.S. may sell or cause to be sold all the shares then represented by unsurrendered scrip certificates and the sole rights of the holders of the scrip certificates after such sale shall be, against surrender of their scrip certificates, to receive payment of their proportionate amount of the net proceeds of such sale, together with their proportionate amount of any dividends theretofore paid on such shares, less taxes and costs of sale. Such scrip certificates shall not confer on the holders thereof any rights as a stockholder of Tracker U.S. H in the opinion of the board of directors of Tracker U.S., a sufficient market for Tracker U.S. Common Shares does not exist to make the above determination, the board of directors shall determine the amount of such cash adjustment and so advise the Trustee.

         7.09 Tracker U.S. covenants that, subject to subsection 7.03(1), if any Tracker U.S. Common Shares required to be reserved for the purposes of issuance upon exercise of the exchange right appertaining to the Tracker Exchangeable Preference Shares hereunder require registration with or approval of any governmental authority under any U.S. federal or state law, or any Canadian federal or provincial law, or listing on any national securities exchange, before such shares may be issued upon exercise of such exchange right, Tracker U.S. will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, or approved or listed on the relevant national securities exchange, as the case may be, and, in such event, Tracker U.S. is authorized to suspend for a maximum of 90 consecutive days the right !o exchange Tracker Exchangeable Preference Shares for Tracker U.S. Common Shares, during which period Tracker shall endeavor to obtain such registration approval or listing.

8.       ADJUSTMENT OF EXCHANGE RATE

         8.01 The Exchange Rate in effect at any date shall be subject to adjustment from time to time as hereinafter provided. H Tracker U.S. shall (i) subdivide the outstanding Tracker U.S. Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Tracker U.S. Common Shares into a smaller number of shares, or (iii) issue additional Tracker U.S. common Shares by way of a stock dividend, the Exchange Rate in effect on the effective date of such subdivision or reduction, combination or consolidation or on the record date for issue of Tracker U.S. Common Shares by way of a stock dividend, as the case may be, shall, in the case of the events referred to in
(i) and (iii) above, be increased in proportion to the increase in the number of outstanding Tracker U.S. Common Shares resulting from such subdivision or such dividend, or, in the case of (ii) above, shall be decreased in proportion to the decrease in the number of outstanding Tracker U.S. Common Shares resulting from such reduction, combination or consolidation; such adjustment shall be made successively whenever any event referred to in this subsection 8.01(a) shall occur.

         8.02 If Section 8.01 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, Tracker U.S. may defer until the occurrence of such event issuing to the holder of any Tracker Exchangeable Preference Shares exchanged after such record dated and before the fence of such event, any additional Tracker U.S. Common Shares issuable by reason of the adjustment required by such event in addition to the Tracker U.S. Common Shares issuable upon such exchange before giving effect to such adjustment.

         8.03 In the case of any reclassification of, or other change in, the outstanding Tracker U.S. Common Shares, other than a subdivision or reduction, combination or consolidation, the Exchange Rate and the class or classes of shares for which a Tracker Exchangeable Preference Share may be exchanged shall be adjusted in such manner as the Board of Directors of Tracker U.S. shall determine to be appropriate on a basis consistent with this Article 8.

         8.04 Upon the occurrence of an Event of Merger (as hereinafter defined), the Exchange Rate and the right to exchange Tracker Exchangeable Preference Shares shall be adjusted in such a manner that each holder of Tracker Exchangeable Preference Shares shall be entitled to receive, on and after the occurrence of such Event of Merger, upon the exchange of his Tracker Exchangeable Preference Shares, the property or securities that he would have received upon the effectiveness of the Event of Merger if he had exchanged his Tracker Exchangeable Preference Shares for Tracker U.S. Common Shares immediately prior to the effectiveness of the Event of Merger. No other change in the Exchange Rate or exchange right shall be made following an Event of Merger in respect of that Event of Merger; provided, however, that this provision shall similarly apply to successive Events of Merger. Tracker U.S. shall cause the successor or survivor corporation in any such Event of Merger to expressly assume in writing for the benefit of the holders of Tracker Exchangeable Preference Shares the obligation of Tracker U.S. to exchange Tracker Exchangeable Preference Shares as set forth herein. As used herein, "Event of Merger" means any merger or consolidation involving Tracker U.S. where Tracker U.S. is not the successor or surviving corporation or any share exchange involving Tracker U.S. where Tracker U.S. Common Shares are acquired.

         8.05 No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments which by reason of this Section 8.05 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         8.06 If any question shall at any time arise with respect to the amount of adjustments in the Exchange Rate or with respect to the amount of any cash payment made in lieu of issuing a fractional share, such question shall be conclusively determined by the independent auditors of Tracker U.S.

         8.07 Forthwith after the occurrence of any adjustment in the Exchange Rate pursuant to this Article 8, Tracker U.S. shall file with the Trustee a certificate and given written notice to the holders of Tracker Exchangeable Preference Shares of the Exchange Rate following such adjustment.

         8.08 If Tracker U.S. intends to fix a record date for any event referred to in subsection 8.01 hereof (other than the subdivision or consolidation of the outstanding Tracker U.S. Common Shares), Tracker U.S. shall, at least thirty (30) days prior to such record date, notify the Trustee and the Beneficiaries of such intention by written notice setting forth the particulars thereof to the extent that such particulars have been determined at the time of giving such notice.

9.       COMPENSATION

         Tracker U.S. and Tracker jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it hereunder and shall reimburse the Trustee for all expenses (including taxes) and disbursements, including the cost and expense of any suit or litigation of any character, including any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its duties under this Agreement, but excluding expenses and disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with gross negligence or wilful misconduct. Tracker U.S. shall bear all costs (other than stock transfer taxes payable by holders of Tracker Exchangeable Preference Shares pursuant to Section 7.06 of this Agreement) in connection with the transfer of any Shares, Tracker U.S. Common Shares or Tracker Exchangeable Preference Shares or other interests or securities required to be transferred to or by the Trustee hereunder, as well as all costs of any distribution of Tracker U.S. Common Shares hereunder.

10.      INDEMNIFICATION

         Tracker U.S. and Tracker jointly and severally agree to indemnify and hold harmless the Trustee, and each director, officer and agent thereof, against all claims, losses damages, costs, penalties, fines and expenses (including reasonable expenses of Trustee's legal counsel) which, without negligence, wilful misconduct or bad faith on the part of the Trustee, may be paid, incurred or suffered by the Trustee by reason of or as a result of the Trustee's acceptance or administration of the Trust or by reason of or as a result of Its compliance with its duties set forth herein or with any written or oral instructions delivered to the Trustee pursuant hereto. In no case shall Tracker U.S. or Tracker be liable under this indemnity with respect to any claim against the Trustee unless Tracker U.S. and Tracker shall be notified by the Trustee, by letter or by cable or telex confirmed by letter of the written assertion of a claim against the Trustee or of any action commenced against the Trustee, promptly after the Trustee shall have received any such written assertion of a claim or shall have been serviced with a summons or other first legal process giving information as to the nature and basis of the claim. Tracker U.S. and Tracker shall be entitled to participate at their own expense in the defense, and if Tracker U.S. or Tracker so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. In the event that Tracker U.S. or Tracker assumes the defense of any suit, neither Tracker U.S. nor Tracker shall be liable for the fees and expenses of any additional counsel thereafter retained by the Trustee.

11.      RESIGNATION AND REMOVAL; SUCCESSOR TRUSTEE

         11.01 The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice thereof to Tracker U.S. and Tracker, specifying the date on which its desired resignations shall become effective, provided that such notice shall never be given less than one (1) month prior to such desired effective date unless Tracker U.S. and Tracker otherwise agree. Such resignation shall take effect upon the earlier of (a) the stated effective date of such resignation or (b) the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Tracker U.S. and Tracker shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the resigning trustee and one copy of the successor trustee.

         11.02 The Trustee, or any trustee hereafter appointed, may be removed at any time by written instrument, executed by Tracker U.S. and Tracker, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

         11.03 Any successor trustee appointed as provided hereunder shall execute, acknowledge and deliver to Tracker U.S. and Tracker and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with ~e effect as if originally named as trustee herein; provided, however, that on the written request of Tracker U.S. or Tracker or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Tracker U.S., Tracker and such predecessor Trustee shall execute any and all instruments in writing for more fully and certainly vesting and in confirming to such successor trustee all such rights and powers.

         11.04 Upon acceptance of appointment by a successor trustee as provided herein, Tracker U.S. and Tracker shall cause to be mailed notice of the succession of such trustee hereunder to the holders of Tracker Exchangeable Preference Shares. Tracker U.S. or Tracker shall fail to cause such notice to be mailed within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Tracker U.S. and Tracker.

12.      DISTRIBUTION OF SHARES UPON TERMINATION OF TRUST

         12.01    Upon the termination of the Trust, as provided in Section
13.01 of this Agreement, the Trustee shall make a distribution of the Shares and any monies in the Trust Estate in the manner hereinafter provided. The Trustee shaD promptly send written notice of termination of the Trust and the manner of distribution of the Shares and any monies from the Trust Estate to the then holders of Tracker Exchangeable Preference Shares and shaD cause the same to be published once a week for two successive weeks in a recognized newspaper of national distribution in each of Canada and the United States.

         12.02 The Trustee shall distribute to each holder to Tracker Exchangeable Preference Shares recorded on the books of Tracker on the date the Trust is terminated a certificate representing the number of whole shares (rounded down) of Tracker U.S. Voting Stock which is the product obtained by multiplying the number of Tracker Exchangeable Preference Shares held by such holder on such date by the Exchange Rate. Such Tracker U.S. Voting Stock shall be transferred to, and registered in the name of, the respective holders of record of the Tracker Exchangeable Preference Shares as their names shall appear on the books of Tracker. The remaining Shares in excess of the number necessary to effect the distribution as aforesaid shall be sold forthwith by the Trustee to Tracker U.S. at the price specified in Section 4.13 hereof (adjusted as provided in the next succeeding sentence) and the proceeds thereof shall be distributed by the Trustee to the then holders of Tracker Exchangeable Preference Shares. The amount to be paid by Tracker U.S. to the Trustee upon such sale shall be adjusted upward so that all fractions of a cent to which the holders of Tracker Exchangeable Preference Shares would be entitled upon such distribution of proceeds, but for the operation of this sentence, shall be rounded upward to the nearest whole cent.

13.      TERMINATION

         13.01 Termination of last The Trust created by this Agreement shall continue until the earliest to occur of the following events:

         (a)      no Tracker Exchangeable Preference Shares are outstanding; or

         (b) Tracker U.S. elects in writing to terminate the Trust and such termination is approved by Special Resolution and thereafter Tracker U.S. has given 90 days written notice of the termination date to the holders of each class of Tracker shares (other than Tracker Common Shares) entitled by the Ontario Business Corporations Act as that time to vote in respect of a change in the rights, privileges, restrictions or conditions of the Tracker Exchangeable Preference Shares; or

         (c) twenty-one (21) years after the death of the last survivor of the descendants of His Late Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

         13.02 TERMINATION OF AGREEMENT. This Agreement, including the rights granted hereunder to the holders from time to time, of Tracker Exchangeable Preference Shares to exchange such shares for Tracker U.S. Common Shares, and the undertaking of Tracker U.S. contained in Article 14 of this Agreement, shall survive any termination of the Trust created by this Agreement and shaD continue until (a) Tracker U.S. elects in writing to terminate this Agreement, and either

         (i) no Tracker Exchangeable Preference Shares, no Warrants or other securities of Tracker convertible into Tracker Exchangeable Preference Shares and no option to acquire Tracker Exchangeable Preference Shares is outstanding; or

         (ii) such termination is approved by Special Resolution and thereafter Tracker U.S. has given 90 days written notice of the termination date to the holders of each class of Tracker shares entitled by the Ontario Business Corporations Act at that time to vote in respect of a change in the rights, privileges, restrictions or conditions of the Tracker Exchangeable Preference Shares;

provided, however, that the provisions of Articles 9, 10, and 12 of this Agreement shall survive any such termination of this Agreement.

14.      AGREEMENT CONCERNING DIVIDENDS ON TRACKER U.S. COMMON SHARES

         Tracker U.S. hereby agrees for the benefit of the holders, from time to time, of Tracker Exchangeable Preference Shares not to declare and pay any cash dividends on the Tracker U.S. Common Shares unless it shaD also cause Tracker to declare and pay a corresponding cash dividend on the Tracker Exchangeable Preference Shares, payable at the same time and in the same manner as such dividends declared on the Tracker U.S. Common Shares.

15.      MISCELLANEOUS

         15.01 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15.02 VALIDITY OF PROVISIONS. If any provision of this Agreement is held to be invalid or unenforceable by any judgment or order of a court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and the Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         15.03    AMENDMENT, MODIFICATION, ETC.

         (a) The terms, conditions and provisions of this Agreement, including the rights granted hereunder to the holders, from time to time, of Tracker Exchangeable Preference Shares to exchange such shares for Tracker U.S. Common Shares, may be amended or modified at any time by the parties hereto subject to the prior approval of such amendment or modification by Special Resolution.

         (b)      Notwithstanding the provisions of paragraph (a) of this
                  Section 15.03, the parties hereto may, at any time and from time to time, without approval by Special Resolution or the consent of any of the Beneficiaries, amend or modify this Agreement to cure any ambiguity or to correct or supplement any provision contained herein or in any amendment hereto which may be defective or inconsistent with any other provision contained herein or therein, or to make such other provisions in regard to matters or questions arising under this Agreement, as shall not adversely affect the interests of the Beneficiaries.

         (c) No amendment to or modification or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by all of the parties hereto.

         15.04 SPECIAL RESOLUTIONS. Tracker, at the request of Tracker U.S. shall call a meeting for the purpose of considering any proposed Special Resolution. Any such meeting shall be called and held in accordance with the by-laws of Tracker and all applicable laws.

         15.05 PARTIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and to the benefit of the

Beneficiaries. Except as specifically set forth in this Agreement, nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         15.06 NOTICES. All notices, requests, demands or other communications hereunder shall be given or made in writing and shall be delivered personally or sent by certified or registered first class mail, postage prepaid, to the other party or parties to whom they are directed at the address set forth below, or to such other person or at such other address as any party may designate in writing to the others.

         To Tracker U.S.:

         ______________________________
         ______________________________
         ______________________________

         Attention:


         To Tracker:

         ______________________________
         ______________________________
         ______________________________
         Attention:


         To the Trustee:

         ______________________________
         ______________________________
         ______________________________
         Attention:

Notices shall be deemed to have been received upon the earlier of actual delivery thereof or five (5) calendar days after the date of postmark.

         15.07 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         15.08 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario.

         15.09 LANGUAGE. The parties have required the Agreement to be drawn up solely in English. Les parties ont exigee que cette convention soit redigee seulement en anglais.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                     THE TRACKER CORPORATION

                                     By:______________________________
                                              Name:
                                              Title:

                                     ULTRA CAPITAL CORP.

                                     By:______________________________
                                              Name:
                                              Title:

                                     MONTREAL TRUST COMPANY

                                     By:______________________________
                                              Name:
                                              Title:

                                    EXHIBIT E

                               GUARANTEE AGREEMENT

         THIS GUARANTEE AGREEMENT is entered into as of the ____ day of July, 1994, by and between Ultra Capital Corp., a Nevada corporation (hereinafter called "Ultra Capital"), and The Tracker Corporation, a corporation organized and existing under the Canada Business Corporations Act (hereinafter called "Tracker (Canada)"), based on the following:

         WHEREAS pursuant to proposed articles of arrangement dated July ____, 1994 (the "Articles of Arrangement") Tracker (Canada) is to amend its Articles to provide for a change and redesignation of the common shares of Tracker (Canada) into a new class of shares designated as Exchangeable Preference Shares (the "Exchangeable Preference Shares") to take effect July ____, 1994 (the "Closing Date");

         WHEREAS the Exchangeable Preference Shares will be exchangeable, during the period between the first anniversary of the Closing Date and the fifth anniversary of the Closing Date (the "Exchange Period"), with Ultra Capital for shares of common stock of Ultra Capital (the "Common Shares") on a 1 for 1 basis (as adjusted);

         WHEREAS the Exchangeable Preference Shares are entitled to cumulative dividends payable at the same time as and in an amount equal to the Canadian dollar equivalent of the dividends declared on the Ultra Capital Common Shares in preference to and priority over the shares of Tracker (Canada) common stock (all of which are to be owned by Ultra Capital), but after payment of dividends payable on other issued and outstanding shares of preferred stock of Tracker (Canada);

         AND WHEREAS pursuant to Section 3.02(b) of the Reorganization Agreement entered into as of May 26, 1994, between Tracker (Canada) and Ultra Capital (the "Reorganization Agreement"), Ultra Capital has undertaken to provide, prior to the Closing Date, a guarantee to the holders, from time to time, of Exchangeable Preference Shares whereby Ultra Capital will ensure that Tracker (Canada) will have such funds as are necessary to enable Tracker (Canada) to declare and pay dividends on the Exchangeable Preference Shares and to satisfy its obligations in respect of payments to the holders of Exchangeable Preference Shares upon the liquidation or winding up of Tracker (Canada), all in accordance with the terms of the Exchangeable Preference Shares.

         NOW, THEREFORE, the parties hereto in consideration of the aforesaid Plan of Arrangement and the mutual covenants and agreements herein contained agree as follows:

         1. So long as any Exchangeable Preference Share is outstanding, Ultra Capital agrees, for the benefit of the holders of Exchangeable Preference Shares, to provide or cause to be provided to Tracker (Canada) such funds (the "Funds") as may be necessary to ensure that Tracker (Canada) will be in a financial position to permit the

                  (a) lawful and timely declaration and the due and punctual payment of all dividends payable on the Exchangeable Preference Shares in accordance with the rights, privileges, restrictions and conditions attaching to such shares (collectively, the "Share Conditions"); and

                  (b) the lawful and timely distribution and due and punctual payment or satisfaction of all amounts payable to the holders of Exchangeable Preference Shares upon a liquidation, dissolution or winding-up of Tracker (Canada) as described in the Share Conditions; PROVIDED, HOWEVER, that the obligation of Ultra Capital to provide Funds to Tracker (Canada) for the purpose of making such a distribution shall be satisfied in full if upon the liquidation, dissolution or winding-up of Tracker (Canada), Ultra Capital issues to each of the holders of Exchangeable Preference Shares the number of Common Shares to which such holder is entitled at the time of such liquidation, dissolution or winding-up of Tracker (Canada) pursuant to the Share Conditions.

         2. Subject to the requirement that Tracker (Canada) must have sufficient resources to enable it lawfully to declare and pay accrued dividends on the Exchangeable Preference Shares, the Funds shall be provided as a contribution to the capital surplus of Tracker (Canada).

         3. In consideration of Ultra Capital providing or causing to be provided to Tracker (Canada) the Funds, Tracker (Canada) agrees to deposit the Funds in a separate account for the benefit of holders from time to time of the Exchangeable Preference Shares and agrees to use these Funds exclusively for the purpose of the payment of dividends on or the liquidation value of the Exchangeable Preference Shares.

         4. Without prejudice to the rights of Tracker (Canada) arising under this Agreement, should Ultra Capital fail to provide Tracker (Canada) with Funds as required by Clause 1, any registered holder of an Exchangeable Preference Share shall be entitled to instigate all proceedings necessary to enforce the performance of the obligations of Ultra Capital under this Agreement.

         5. This Agreement may be amended or terminated by an agreement in writing executed by Tracker (Canada) and Ultra Capital and approved by a resolution passed by not less than two-thirds of the votes cast by the holders of each class of shares in the capital of Tracker (Canada) (other than Tracker (Canada) Common Shares) entitled by the Ontario Business Corporations Act at that time to vote in respect of a change in the rights, privileges, restrictions, or conditions of the Exchangeable Preference Shares.

         6. All notices, requests, demands or other communications under this Agreement shall be given or made in writing and shall be delivered personally or sent by certified or registered first class mail, postage prepaid, to the other party to whom they are directed at the address set forth below, or to such other person or at such other address as either party may designate in writing to the other.

                           To Ultra Capital:      8555 E. Voltarie
                                                  Scottsdale, Arizona 85260

                           Attention:             Jeff W. Holmes, President

                           To Tracker (Canada):   The Tracker Corporation
                                                  180 Dundas Street West
                                                  26th Floor
                                                  Toronto, Ontario, Canada
                                                  M5G 1Z8

                           Attention:             Gregg C. Johnson, Executive
                                                  Vice President

                           To:                    Holders of Tracker (Canada)
                                                  Exchangeable Preference
                                                  Shares:
                                                  at their addresses recorded in
                                                  the books of Tracker (Canada).

         Notices shall be deemed to have been given and received upon the earlier of (a) actual receipt thereof, or (b) five (5) calendar days after the date of postmark.

         7. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         8. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province, except for the internal operations of Ultra Capital which shall be governed by the laws of the state of Delaware or Nevada, as the case may be.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      ULTRA CAPITAL CORP.,
                                      a Nevada corporation

                                      By:_______________________________________



                                      THE TRACKER CORPORATION,
                                      a corporation organized and existing under the Canada Business Corporations Act

                                      By:_______________________________________

                              AMENDMENT NUMBER ONE
                                       TO
                            REORGANIZATION AGREEMENT

         This Amendment Number One to Reorganization Agreement (the "Amendment") is made as of June 16, 1994, between The Tracker Corporation, a corporation organized under the laws of the Province of Ontario ("Tracker (Canada)") and Ultra Capital Corp., a Nevada corporation ("Ultra Capital"), Jeff W. Holmes and R.Kirk Blosch (collectively, the "Ultra Shareholders").

                                    PREMISES

         Tracker (Canada), Ultra Capital and the Ultra Capital Shareholders are parties to that certain Reorganization Agreement (the "Agreement") dated as of May 26, 1994 pursuant to which Ultra Capital and Tracker (Canada) agreed to reorganize upon the terms and conditions set forth therein.

         Each of Tracker (Canada), Ultra Capital and the Ultra Capital Shareholders wish to amend the Agreement in the manner set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived from this Amendment, it is hereby agreed as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         2. Section 3.01(b)(i) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  (i) authorize and approve a recapitalization pursuant to which the issued and outstanding shares of the Ultra Capital Common Stock will be forward split on that basis which will result in the holders of record of the Ultra Capital Common Stock immediately prior to the Closing Date collectively holding 10% of the voting rights of Ultra Capital immediately after the Closing and the holders of record of the Tracker (Canada) Common Shares immediately prior to the Closing Date (including the holders who acquire the unissued but reserved shares listed on Exhibit A prior to the Closing) collectively holding 90% of the voting rights of Ultra Capital immediately after the Closing.

         3. Section 3.08(e) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  This Agreement may be terminated by either of Tracker (Canada) or Ultra Capital at any time prior to the Closing should ten percent or more of the shareholders of Tracker (Canada) notify it of their intent to dissent to the Articles of Arrangement and Plan of Arrangement.

         4. Indemnification. The indemnification provided by the parties pursuant to the provisions of Section 7.08 of the Agreement shall be modified and limited as follows:

                  (a) The indemnity given by the Ultra Capital Shareholders to the Tracker Indemnified Parties as provided in Section 7.08(b) of the Agreement shall not extend to any Loss arising from or in connection with (i) any information about or in respect of Tracker (Canada) and Tracker (Canada)'s business contained in the proxy materials disseminated in connection with the special shareholder meeting of Ultra Capital, including, without limitation, biographical information regarding nominees for the board of directors of Ultra Capital, and (ii) the proposals to be submitted to the shareholders of Ultra Capital pursuant to Section 4.01(b), (c) and (d) of the Agreement and any information about or in respect of such proposals contained in the proxy materials.

                  (b) The indemnity of Tracker (Canada) given to the Ultra Indemnified Parties as provided in Section 7.08(c) of the Agreement shall not extend to any Loss arising from or in connection with any information about or in respect of Ultra Capital and Ultra Capital's business contained in the proxy materials disseminated in connection with the special shareholder meeting of Ultra Capital.

         5. Prevailing Document. The parties intend that this Amendment modify the Agreement and in the event of any ambiguity or conflict arising between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail and in the event of any ambiguity or conflict arising between the terms of this Amendment and the terms of any other agreements or instruments to be executed in connection with the transactions contemplated in the Agreement, the terms of such other agreements or instruments shall prevail.

         6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         7. Survival of Agreement. Except as amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                   ULTRA CAPITAL CORP., a Nevada
                                   corporation

ATTEST:

/s/ R. Kirk Blosch                 By /s/ Jeff W. Holmes
- ----------------------------         ----------------------------------
Duly Authorized Officer              Jeff W. Holmes, President and Director

                                            and

                                   By /s/ R. Kirk Blosch
                                     ----------------------------------
                                     R. Kirk Blosch, Secretary/Treasurer
                                     and Director

                                   THE TRACKER CORPORATION, an
                                   Ontario corporation

ATTEST:

/s/ Mark J. Gertzbein              By /s/ Gregg C. Johnson
- ----------------------------         ----------------------------------
Duly Authorized Officer               Gregg C. Johnson, Executive
                                      Vice President

                                            and

                                   By /s/ Mark J. Gertzbein
                                     ----------------------------------
                                      Mark J. Gertzbein, Chief
                                      Financial Officer

                                   Ultra Capital Shareholders, in their personal capacities

                                   /s/ Jeff W. Holmes
                                   ------------------------------------
                                   Jeff W. Holmes

                                   /s/ R. Kirk Blosch
                                   ------------------------------------
                                   R. Kirk Blosch

                              AMENDMENT NUMBER TWO
                                       TO
                            REORGANIZATION AGREEMENT

         This Amendment Number Two to Reorganization Agreement ("Amendment Two") is made effective as of June 24, 1994, between The Tracker Corporation, a corporation organized under the laws of the Province of Ontario ("Tracker (Canada)") and Ultra Capital Corp., a Nevada corporation ("Ultra Capital"), Jeff
W. Holmes and R. Kirk Blosch (collectively, the "Ultra Shareholders").

                                    PREMISES

         Tracker (Canada), Ultra Capital and the Ultra Capital Shareholders are parties to that certain Reorganization Agreement dated as of May 26, 1994, as amended by that certain Amendment Number One to Reorganization Agreement dated as of June 16, 1994 (the "Agreement") pursuant to which Ultra Capital and Tracker (Canada) agreed to reorganize upon the terms and conditions set forth therein.

         Each of Tracker (Canada), Ultra Capital and the Ultra Capital Shareholders wish to amend the Agreement in the manner set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived from this Amendment Two, it is hereby agreed as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         2. Section 3.03(c) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  (c) Exchange Period; Redemption of Ultra Voting Stock; Automatic Conversion. Commencing on and after the first anniversary of the Closing Date and continuing through the eighth anniversary of the Closing Date (the "Exchange Period"), Ultra Capital agrees that the holders of the Exchangeable Shares shall be entitled to exchange, in accordance with the terms and conditions of the Exchange Trust, each Exchangeable Share held by such shareholder for one share of the Ultra Capital Common Stock reserved pursuant to Section 3.03(a) or as adjusted in accordance with the terms of the Exchange Trust.

         3. Prevailing Document. The parties intend that this Amendment Two modify the Agreement and in the event of any ambiguity or conflict arising between the terms of this Amendment Two and the terms of the Agreement the terms of this Amendment Two shall prevail and in the event of any ambiguity or conflict arising between the terms of this Amendment Two and the terms of any other agreements or instruments to be executed in connection with the transactions contemplated in the Agreement the terms of such other agreements or instruments shall prevail.

         4. Counterparts. This Amendment Two may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         5. Survival of Agreement. Except as amended by this Amendment Two, the Agreement shall remain in full force and effect in accordance with its terms.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                   ULTRA CAPITAL CORP., a Nevada
                                   corporation

ATTEST:

/s/ R. Kirk Blosch                 By /s/ Jeff W. Holmes
- ----------------------------         ----------------------------------
Duly Authorized Officer              Jeff W. Holmes, President and Director

                                            and

                                   By /s/ R. Kirk Blosch
                                     ----------------------------------
                                     R. Kirk Blosch, Secretary/Treasurer
                                     and Director

                                   THE TRACKER CORPORATION, an
                                   Ontario corporation

ATTEST:

/s/ Mark J. Gertzbein              By /s/ Gregg C. Johnson
- ----------------------------         ----------------------------------
Duly Authorized Officer               Gregg C. Johnson, Executive
                                      Vice President

                                            and

                                   By /s/ Mark J. Gertzbein
                                     ----------------------------------
                                      Mark J. Gertzbein, Chief
                                      Financial Officer

                                   Ultra Capital Shareholders, in their personal capacities

                                   /s/ Jeff W. Holmes
                                   ------------------------------------
                                   Jeff W. Holmes

                                   /s/ R. Kirk Blosch
                                   ------------------------------------
                                   R. Kirk Blosch

                             AMENDMENT NUMBER THREE
                                       TO
                            REORGANIZATION AGREEMENT

         This Amendment Number Three to Reorganization Agreement ("Amendment Three") is made effective as of June 30, 1994, between The Tracker Corporation, a corporation organized under the laws of the Province of Ontario ("Tracker (Canada)") and Ultra Capital Corp., a Nevada corporation ("Ultra Capital"), Jeff
W. Holmes and R. Kirk Blosch (collectively, the "Ultra Shareholders").

                                    PREMISES

         Tracker (Canada), Ultra Capital and the Ultra Capital Shareholders are parties to that certain Reorganization Agreement dated as of May 26, 1994, as amended by that certain Amendment Number One to Reorganization Agreement dated as of June 16, 1994 and by that certain Amendment Number Two to Reorganization Agreement dated as of June 24, 1994 (the "Agreement") pursuant to which Ultra Capital and Tracker (Canada) agreed to reorganize upon the terms and conditions set forth therein.

         Each of Tracker (Canada), Ultra Capital and the Ultra Capital Shareholders wish to amend the Agreement in the manner set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived from this Amendment Three, it is hereby agreed as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         2. Section 5.10 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  Financial Condition of Tracker (Canada); Manual Listing. Prior to Closing, Tracker (Canada) shall have total assets with a value of not less than U.S.$ 2,000,000 and net assets (total assets minus total liabilities) of not less than U.S.$ 1,800,000. Tracker (Canada) shall provide Ultra Capital with evidence satisfactory to Ultra Capital that such requirements have been satisfied.

         3. Prevailing Document. The parties intend that this Amendment Three modify the Agreement and in the event of any ambiguity or conflict arising between the terms of this Amendment Three and the terms of the Agreement the terms of this Amendment Three shall prevail and in the event of any ambiguity or conflict arising between the terms of this

Amendment Three and the terms of any other agreements or instruments to be executed in connection with the transactions contemplated in the Agreement the terms of such other agreements or instruments shall prevail.

         4. Counterparts. This Amendment Three may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         5. Survival of Agreement. Except as amended by this Amendment Three, the Agreement shall remain in full force and effect in accordance with its terms.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                   ULTRA CAPITAL CORP., a Nevada
                                   corporation

ATTEST:

/s/ R. Kirk Blosch                 By /s/ Jeff W. Holmes
- ----------------------------         ----------------------------------
Duly Authorized Officer              Jeff W. Holmes, President and Director

                                            and

                                   By /s/ R. Kirk Blosch
                                     ----------------------------------
                                     R. Kirk Blosch, Secretary/Treasurer
                                     and Director

                                   THE TRACKER CORPORATION, an
                                   Ontario corporation

ATTEST:

/s/ Mark J. Gertzbein              By /s/ Gregg C. Johnson
- ----------------------------         ----------------------------------
Duly Authorized Officer               Gregg C. Johnson, Executive
                                      Vice President

                                            and

                                   By /s/ Mark J. Gertzbein
                                     ----------------------------------
                                      Mark J. Gertzbein, Chief
                                      Financial Officer

                                   Ultra Capital Shareholders, in their personal capacities

                                   /s/ Jeff W. Holmes
                                   ------------------------------------
                                   Jeff W. Holmes

                                   /s/ R. Kirk Blosch
                                   ------------------------------------
                                   R. Kirk Blosch

                              EXTENSION OF CLOSING

         Pursuant to Section 3.08(d) of that certain Reorganization Agreement dated May 26, 1994, as amended by Amendment Number One to Reorganization Agreement dated June 16, 1994, by and among The Tracker Corporation, a corporation organized under the laws of the Province of Ontario, Ultra Capital Corp., a Nevada corporation, Jeff W. Holmes and R. Kirk Blosch, (the "Agreement"), the undersigned hereby agree to extend the June 24, 1993 deadline for Closing (as defined in Section 3.06 of the Agreement) to a date which is not later than seven (7) days following the issuance of the final order by the Ontario Court of Justice (General Division).

         Except as amended by this Extension of Closing, the Agreement shall remain in full force and effect in accordance with its terms.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                   ULTRA CAPITAL CORP., a Nevada
                                   corporation

ATTEST:

                                   By /s/ Jeff W. Holmes
- ----------------------------         ----------------------------------
Duly Authorized Officer              Jeff W. Holmes, President and Director

                                            and

                                   By
                                     ----------------------------------
                                     R. Kirk Blosch, Secretary/Treasurer
                                     and Director

                                   THE TRACKER CORPORATION, an
                                   Ontario corporation

ATTEST:

/s/ Gregg C. Johnson               By /s/ Gregg C. Johnson
- ----------------------------         ----------------------------------
Duly Authorized Officer               Gregg C. Johnson, Executive
                                      Vice President

                                            and

                                   By /s/ Mark J. Gertzbein
                                     ----------------------------------
                                      Mark J. Gertzbein, Chief
                                      Financial Officer

                                   Ultra Capital Shareholders, in their personal capacities

                                   /s/ Jeff W. Holmes
                                   ------------------------------------
                                   Jeff W. Holmes


                                   ------------------------------------
                                   R. Kirk Blosch

                     [LETTERHEAD OF THE TRACKER CORPORATION]



                                       July 11, 1994




Mr. Jeff W. Holmes, President
Ultra Capital Corp.
8555 East Voltaire
Scottsdale, Arizona 85260

                  Re: Modification of Reorganization Agreement

Dear Jeff:

         This letter confirms our mutual agreement to modify the terms of the recapitalization of Ultra Capital Corp. required under that certain Reorganization Agreement, dated May 26, 1994, entered into by and among The Tracker Corporation, a corporation organized under the laws of the Province of Ontario ("Tracker"), and Ultra Capital Corp., a Nevada corporation ("Ultra"), Jeff W. Holmes and R. Kirk Blosch, as amended, to provide that Ultra Capital Corp. will cause the issued and outstanding shares of Ultra common stock to be forward split on a 1.32-for-1 basis, so that the number of such shares immediately prior to the closing is increased to approximately 739,259.

         The parties acknowledge and confirm that as a result of this modification immediately after the closing the holders of record of the Ultra common stock collectively may hold more or less than 10% of the voting rights of Ultra and the holders of record of Tracker common shares may collectively hold more or less than 90% of the voting rights of Ultra. The parties further acknowledge and confirm that any sales by Tracker under the Tier I private placement of its Exchangeable Preference shares completed after the Effective Date of the Reorganization Agreement shall in no way affect the ratio of the forward split of the Ultra common stock or result in any other anti-dilution adjustment in favor of the current Ultra shareholders.

Board of Directors
Ultra Capital Corp.
July 11, 1994
Page 2



         If this letter correctly sets forth your understanding of our mutual agreement, please sign the acknowledgment below on both copies of this letter and return both copies of this letter in the return envelope provided.

                                        Your very truly,

                                        THE TRACKER CORPORATION

                                        /s/ Gregg C. Johnson
                                        --------------------
                                        Gregg C. Johnson
                                        Executive Vice President

ACKNOWLEDGED AND AGREED:

ULTRA CAPITAL CORP.

By: /s/ Jeff W. Holmes
   -----------------------------
   Jeff W. Holmes
   President